UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )
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AMERICAN CAMPUS COMMUNITIES, INC.
(Name of Registrant as Specified in Its Charter)
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805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
March 23, 2010
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of American Campus Communities, Inc. to be held at 10:00 a.m. (Central Time) on Thursday, May 6, 2010, at our corporate office located at 805 Las Cimas Parkway, Suite 400, Austin, Texas. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.
Following the formal business session, there will be an opportunity for questions of general interest to the stockholders.
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.
On behalf of the Board of Directors,

Sincerely, WILLIAM C. BAYLESS, JR. President and Chief Executive Officer

American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2010
To the Holders of Common Stock of
AMERICAN CAMPUS COMMUNITIES, INC.:
The 2010 Annual Meeting of Stockholders of American Campus Communities, Inc., a Maryland corporation, will be held at our corporate office located at 805 Las Cimas Parkway, Suite 400, Austin, Texas, on Thursday, May 6, 2010, at 10:00 a.m. (Central Time) to consider and take action upon the following:
(i)	To elect seven directors to a one-year term of office expiring at the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(ii)	To ratify Ernst & Young LLP as our independent auditors for 2010;

(iii)	To approve the American Campus Communities, Inc. 2010 Incentive Award Plan; and

(iv)	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
The enclosed proxy card is solicited by our Board of Directors, which recommends that our stockholders vote FOR the election of the nominees named therein and FOR approval of the American Campus Communities, Inc. 2010 Incentive Award Plan. The Audit Committee, which has the sole authority to retain our independent auditors, recommends that you vote FOR the ratification of Ernst & Young as our independent auditors for 2010. Please refer to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.
The Board of Directors has fixed the close of business on March 15, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.
Whether or not you plan to attend the Annual Meeting in person, please mark, execute, date and return the enclosed proxy in the postage-prepaid envelope provided. Should you attend the Annual Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

By Order of the Board of Directors, JONATHAN A. GRAF Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Austin, Texas
March 23, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 6, 2010.
This Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.AmericanCampus.com/Investors/Proxy

TABLE OF CONTENTS

Questions and Answers	1

Election of Directors	3

Board of Directors	3
Board Composition	3
Board Committees	6
Consideration of Director Nominees	7

Governance of the Company	8
Board Independence and Meetings	8
Board Leadership Structure	8
Board’s Role in Risk Oversight	8
Director Qualifications; Limits on Board Service	9
Term Limits; Retirement Age	9
Board and Committee Evaluations	9
Number of Directors; Director Vacancies	10
Stockholder Approval of Amendment of Our Charter and Bylaws and Transactions Outside the Ordinary Course of Business	10
Guidelines on Governance and Codes of Ethics	10
Communication with the Board of Directors	11
Stock Ownership Guidelines	11
Management Succession	11

Executive and Senior Officers	11
Executive Officers	11
Senior Officers	12

Security Ownership	15

Section 16(a) Beneficial Ownership Reporting Compliance	16

Executive Compensation	17
Compensation Policies and Practices Relating to Risk Management	17
Compensation Committee Report	17
Compensation Discussion and Analysis	18
Summary Compensation Table	28
Grants of Plan Based Awards	30
Employment Contracts	30
Outstanding Equity Awards at Fiscal Year-End	31
Awards Vested	31
Potential Payments Upon Termination or Change in Control	32
Equity Compensation Plan	34

Compensation of Directors	35

Certain Relationships and Related Transactions	36

Approval of the American Campus Communities, Inc. 2010 Incentive Award Plan	37
Administration	37
Eligible Persons	37
Shares Subject to Grants	37
Awards	37
Terms and Conditions of Option Grants	37
Terms and Conditions of RSAs	39
Terms and Conditions of RSUs	39
Terms and Conditions of PIUs	39
Terms and Conditions of Other Awards	40
Acceleration and Change in Control	40
Other Key Provisions	40
New Plan Benefits	40
Tax Aspects Under the Plan	41
Recent Stock Price	42
Required Vote	42

Audit Committee Information	43
Report of the Audit Committee	43
Independent Auditor Fees	44
Ratification of the Selection of Independent Auditors	45

Stockholder Proposals	45

2009 Annual Report	45
Annex A—American Campus Communities, Inc. 2010 Incentive Award Plan

American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746

PROXY STATEMENT

The accompanying proxy card, to be mailed to stockholders together with the Notice of Annual Meeting of Stockholders and this Proxy Statement on or about March 23, 2010, is solicited by the Board of Directors of American Campus Communities, Inc. in connection with the Annual Meeting of Stockholders (“Annual Meeting”) to be held on May 6, 2010.
QUESTIONS AND ANSWERS
Q:	What am I voting on?

A:	Election of seven directors to hold office for a one-year term, approval of the American Campus Communities, Inc. 2010 Incentive Award Plan and ratification of Ernst & Young LLP as our independent auditors for 2010.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on March 15, 2010 are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, the proxy holders named on your proxy card will vote your shares in favor of all of the director nominees, in favor of the approval of the American Campus Communities, Inc. 2010 Incentive Award Plan and in favor of the ratification of Ernst & Young LLP as our independent auditors for 2010. You may change your vote or revoke your proxy at any time before the Annual Meeting by submitting written notice to our Secretary, submitting another proxy that is properly signed and later dated or voting in person at the Annual Meeting. In each case, the later submitted votes will be recorded and the earlier votes revoked. If you hold your shares in street name, please follow the procedures required by your bank, broker or other nominee to revoke a proxy. You should contact that firm directly for more information on these procedures.

Under New York Stock Exchange rules, the proposal to ratify the appointment of independent registered public accountants is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting.

In their discretion, the proxy holders are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than the proposals described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Q:	Is my vote confidential?

A:	Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

Q:	Who will count the vote?

A:	All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and withheld votes and abstentions. In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. In order for the American Campus Communities, Inc. 2010 Incentive Award Plan to be approved and for Ernst & Young LLP to be ratified as our independent auditors for 2010, the respective proposal must receive a majority of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast on a proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal. “Broker non-votes” are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares that are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

Q:	What constitutes a quorum?

A:	As of the record date for the Annual Meeting, 52,293,244 shares of common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum.

Q:	Who can attend the Annual Meeting?

A:	All stockholders of record as of March 15, 2010 can attend.

Q:	Who pays for this proxy solicitation?

A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information we furnish to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. We will not pay any additional compensation to directors, officers or employees for such services.

ELECTION OF DIRECTORS
There are currently eight directors on the Board, William C. Bayless, Jr., R.D. Burck, G. Steven Dawson, Cydney C. Donnell, Edward Lowenthal, Joseph M. Macchione, Brian B. Nickel and Winston W. Walker. The employment agreement with Mr. Bayless provides that he will be nominated as a director. See “Executive Compensation – Employment Contracts.” Mr. Nickel resigned as an officer effective March 31, 2010 and will not stand for re-election to the Board. Effective as of the date of the Annual Meeting, the size of the Board will be reduced to seven directors. Directors elected at the Annual Meeting will hold office for a one-year term.
All nominees have consented to serve as directors. The Board has no reason to believe that any of the nominees will be unable to act as director. However, if a director is unable to stand for re-election, the Board may either reduce the size of the Board or the Nominating and Corporate Governance Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.
Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the seven nominees who receive the largest number of properly cast votes will be elected as directors. Each share of our common stock is entitled to one vote for each of the seven director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named on the enclosed proxy card to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld.
BOARD OF DIRECTORS
Board Composition
The Nominating and Corporate Governance Committee seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our business. Each of the nominees for election as a director at the Annual Meeting holds or has held senior executive positions in large, complex organizations and has experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each of our directors also has experience serving on or advising boards of directors and board committees of other companies and has an understanding of corporate governance practices and trends.
The Nominating and Corporate Governance Committee also believes that each of the nominees has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on the Board and its committees. The Nominating and Corporate Governance Committee takes into account diversity considerations in determining the director nominees and planning for director succession and believes that, as a group, the nominees bring a diverse range of perspectives to the Board’s deliberations. Each of the nominees, other than Mr. Bayless, is independent of us and our management.
In addition to the above, the Nominating and Corporate Governance Committee also considered the specific experience described in the biographical details that follow in determining to nominate the individuals set forth below for election as directors.
William C. Bayless, Jr. has been our President and Chief Executive Officer since October 2003 and has served on our Board of Directors since August 2004. Mr. Bayless is a co-founder of our company and participated in the founding of the student housing business of our predecessor entities. Mr. Bayless served as Executive Vice President and Chief Operating Officer of our predecessor entities from July 1995 to September 2003, where he directed all aspects of our predecessor entities’ business segments including business development, development and construction management, acquisitions and management services. He served as our Vice President of Development from the inception of our predecessor entities in 1993 until July 1995. Mr. Bayless served as the Director of Operations for Century Development’s student housing division from 1991 to 1993. From 1988 to 1991, Mr. Bayless served as the Director of Marketing responsible for business development and marketing for the student housing division of Cardinal Industries. Mr. Bayless began his career in student housing with Allen & O’Hara where he held the positions of Resident Assistant, Resident Manager and Area Marketing Coordinator from 1984 to 1988. He received a B.S. in Business Administration from West Virginia University.
Areas of Relevant Experience: Ability to lead our organization; detailed knowledge and unique perspective and insights regarding the student housing industry and the strategic and operational opportunities and challenges, economic and industry trends, and competitive and financial positioning of us and our business.
Age: 45.
R.D. Burck has been our Independent Chairman of the Board since August 2004. Mr. Burck retired from the position of chancellor of The University of Texas System in 2002. Mr. Burck joined the University of Texas System in 1988 to serve as the vice chancellor of business affairs and then as executive vice chancellor for business affairs before being appointed by the Board of Regents as interim chancellor in June 2000 and chancellor six months later in December 2000. Mr. Burck worked worldwide for Getty Oil Co., headquartered in Los Angeles, from 1955 to 1984. In 1979, he was involved in the creation and served as director, as well as vice president, of ESPN, the first cable TV sports network. Mr. Burck is Chairman of MBST Holdings, LLC and Patton Medical Devices. He also serves on the Advisory Board of Frost Bank and is a member of the board of directors of Celo Data, Inc. In addition, Mr. Burck serves as a member of the board of trustees of The Headliners Club and is the Chairman of the Board of The Rise School of Austin. He is a lifetime member of The University of Texas Exes and serves on the Executive Committee of the University of Texas Chancellor’s Council. He also has been a member of the board of the Texas Department of Information Resources, the board of the Texas Life, Accident, Health and Hospital Service Insurance Guaranty Association, the formal advisory committee of the Texas Higher Education Coordinating Board, and the advisory council of the U.T. Austin College of Natural Sciences. Mr. Burck is a former director of the National Conference of Christians and Jews, and a former member of the board of directors of the American Cancer Society. Mr. Burck graduated from The University of Texas at Austin with a B.B.A. He also attended the South Texas School of Law in Houston.
Areas of Relevant Experience: Operating environment and trends in university management; financial services.
Age: 77.
G. Steven Dawson has served on our Board of Directors since August 2004. He has primarily been a private investor since 2003 and from 1990 to 2003 he served as the Chief Financial Officer of Camden Property Trust (NYSE:CPT) and its predecessors. Camden is a large multifamily REIT based in Houston with apartment operations, construction and development activities throughout the United States. Mr. Dawson serves on the boards of Cohen & Co. (AMEX:COHN), a broker-dealer with fixed income and structured credit securities trading operations in the U.S., Europe and Asia; Desert Capital REIT, Inc., an unlisted, public mortgage REIT; CM REIT, Inc., an unlisted public mortgage REIT; and Medical Properties Trust (NYSE:MPW), a hospital/healthcare REIT. Mr. Dawson serves as Managing Director of CM Group, LLC, the outside advisor of CM REIT, Inc., Desert Capital REIT, Inc. and other real estate and mortgage investment funds. Mr. Dawson previously served as a director of U.S. Restaurant Properties, Inc. (2000-2005), Trustreet Properties, Inc. (2000-2007), AmREIT (2000-2008), Sunset Financial Resources, Inc. (2005-2007) and Alesco Financial Inc. (2007-2009). Mr. Dawson’s other private interests are mostly related to real estate, finance and financial services. Mr. Dawson holds a degree in business from Texas A&M University, where he serves on the Real Estate Roundtable of the Mays Graduate School of Business.
Areas of Relevant Experience: Financial reporting; accounting and controls; REIT management, real estate operations and development.
Age: 52.
Cydney C. Donnell has served on our Board of Directors since August 2004. She has been the Director of Real Estate Programs and an Executive Professor at the Mays Business School of Texas A&M University since March 2006, where she teaches in the Finance Department. Ms. Donnell was an Executive Professor at the Mays School from August 2004 to March 2006 and was a Visiting Lecturer from January 2004 to August 2004. Ms. Donnell was formerly a principal and Managing Director of European Investors/E.I.I. Realty Securities, Inc. Ms. Donnell served in various capacities at EII and was Chair of the Investment Committee from 2002 to 2003, the Head of the Real Estate Securities Group and Portfolio Manager from 1992 to 2002 and Vice-President and Analyst from 1986 to 1992. Ms. Donnell served on the Board of European Investors Holding Company from 1992 to 2005. Prior to joining EII, she was a real estate lending officer at RepublicBanc Corporation in Dallas from 1983 to 1986. Ms. Donnell currently serves on the Board of Directors of Madison Harbor Balanced Strategies Inc., a closed-end investment fund registered under the Investment Company Act of 1940 and a REIT, and Pebblebrook Hotel Trust (NYSE:PEB), a hotel REIT. In 2007, Ms Donnell was appointed to the Employees Retirement System of Texas Board of Trustees by Governor Rick Perry, where she serves on its audit committee. Ms. Donnell has served on the Board and Institutional Advisory Committee of the National Association of Real Estate Investment Trusts, or NAREIT. She has also served in various leadership capacities for The Association of Former Students of Texas A&M University and the Junior League of the City of New York. Ms. Donnell received a B.B.A. from Texas A&M University and an M.B.A. from Southern Methodist University.
Areas of Relevant Experience: Financial investment and services; REITs, corporate governance; university operations.
Age: 50.
Edward Lowenthal has served on our Board of Directors since August 2004. He has been President of Ackerman Management LLC since April 2002, a private investment management and advisory company with particular focus on real estate and other asset-based investments. Mr. Lowenthal was a founder and served as the President of Wellsford Real Properties, Inc. (NYSE:WRP) from 1997 until 2002, which owned and operated multifamily apartments throughout the United States. He continues to serve as a director of REIS, Inc. (NASDAQ:REIS), a successor, through mergers, to Wellsford Real Properties, Inc. REIS, Inc. is an internet-based provider of real estate information and analytics Mr. Lowenthal serves as a director of Omega Healthcare Investors, Inc. (NYSE:OHI), a healthcare REIT, and Desarrolladora Homex, S.A. de C.V. (NYSE:HXM), a Mexican-based home builder. Mr. Lowenthal serves as non-executive Chairman of Tiburon Lockers, Inc., a privately-held owner and operator of rental locker systems, and as a trustee of The Manhattan School of Music where he serves on its Executive, Finance and New Building committees. He previously served as a director of Ark Restaurants (2004-2007). He received a B.A. degree from Case Western Reserve University and a J.D. degree from Georgetown University Law Center, where he was an editor of the Georgetown University Law Journal.
Areas of Relevant Experience: Real estate investment and development; REIT management; law.
Age: 65.
Joseph M. Macchione has served on our Board of Directors since June 2008. He has been the Chief Operating Officer of GMH Associates, Inc., a private real estate investment company, since June 2008. From February 2001 to June 2008, Mr. Macchione served as the Executive Vice President, General Counsel and Secretary of GMH Communities Trust, where he oversaw all legal matters for its student housing and military housing divisions. Before joining GMH Communities Trust, Mr. Macchione practiced at the law firm of Morgan, Lewis & Bockius LLP from March 1998 to February 2001, and prior to that time at the law firm of Ballard, Spahr, Andrews & Ingersoll LLP, where his legal practice focused on commercial real estate, construction, environmental and telecommunications law matters. Mr. Macchione is an Executive Committee Member of the Real Property Section of the Philadelphia Bar Association, and is licensed to practice law in Pennsylvania and New Jersey. Mr. Macchione received a J.D. from Temple University School of Law, and an undergraduate degree from Temple University.
Areas of Relevant Experience: Real estate investment and development; student housing; law.
Age: 44.
Winston W. Walker has served on our Board of Directors since August 2004. He has been President and Chief Executive Officer of Walker & Associates since 1993, which provides strategic consultation primarily to clients in the healthcare and insurance industries. From 1987 until October 1993, Mr. Walker served as the Chief Executive

Officer of Provident Life and Accident Insurance Company of America. Mr. Walker is currently a member of the board of directors and the audit committee chair of CBL & Associates Properties, Inc. (NYSE: CBL), a shopping center REIT, and a member of the board of directors of MRI Medical, a private company. Mr. Walker received a B.A. in Russian from Tulane University and a Ph.D. in mathematics from the University of Georgia.
Areas of Relevant Experience: Insurance and risk management; financial reporting.
Age: 66.
THE BOARD RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.
Board Committees
Audit Committee. The current members of the Audit Committee are Messrs. Dawson (Chairman), Burck and Walker. Each member of the Audit Committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and the New York Stock Exchange’s listing standards. The Board of Directors, after reviewing all of the applicable facts, circumstances and attributes, has determined that Mr. Dawson is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee operates under a written charter, which was adopted on August 17, 2004 and was subsequently amended in August 2005 and March 2009. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the amended and restated charter can be viewed on our website at www.AmericanCampus.com. The Report of the Audit Committee is set forth on page 43 of this Proxy Statement.
The Audit Committee’s responsibilities include assisting the Board in overseeing the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of our independent auditors. In addition, the Audit Committee reviews, as it deems appropriate, the adequacy of our systems of disclosure controls and internal controls regarding financial reporting and accounting. In accordance with its charter, the Audit Committee has the sole authority to appoint and replace the independent auditors, who report directly to the Audit Committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services that the independent auditors may provide to us. The Audit Committee met eight times in 2009.
Executive Committee. Subject to the supervision and oversight of the Board of Directors, the Executive Committee, which consists of Mr. Bayless (Chairman), Ms. Donnell and Mr. Macchione, has the authority to approve, subject to certain limitations, acquisitions, financings and dispositions and to authorize the execution, subject to certain limitations, of certain contracts and agreements, including those relating to the borrowing of money, and to exercise generally all other powers of the Board, except for those that require action by all directors or the non-employee directors under our articles of incorporation, bylaws or applicable law. The Executive Committee met two times in 2009.
Compensation Committee. The current members of the Compensation Committee are Messrs. Walker (Chairman), Dawson, Lowenthal and Macchione. Each member of the Compensation Committee satisfies the requirements for independence set forth in the New York Stock Exchange’s listing standards. The Compensation Committee operates under a written charter, which is reviewed and assessed for adequacy on an annual basis. A copy of the charter is available on our website at www.AmericanCampus.com. The Compensation Committee’s responsibilities include overseeing our compensation programs and practices and determining compensation for executive officers. The Compensation Committee met six times in 2009.
Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Mr. Lowenthal (Chairman), Mr. Burck and Ms. Donnell. Each member of the Nominating and Corporate Governance Committee satisfies the requirements for independence set forth in the New York Stock Exchange’s listing standards. The Nominating and Corporate Governance Committee operates under a written charter, which is reviewed and assessed for adequacy on an annual basis. A copy of the charter is available on our website at www.AmericanCampus.com. The responsibilities of the Nominating and Corporate Governance

Committee include assisting the Board in promoting our and our stockholders’ best interests through the implementation of sound corporate governance principals and practices. The Nominating and Corporate Governance Committee is also responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the director nominees for the next Annual Meeting, (ii) developing and recommending to the Board a set of corporate governance principles applicable to us, and (iii) overseeing the evaluation of the Board and management. The Nominating and Corporate Governance Committee met three times in 2009.
Consideration of Director Nominees
The Nominating and Corporate Governance Committee will consider appropriate nominees for director whose names are submitted in writing by a holder of our common stock. Nominations must be addressed to Chairman of the Nominating and Corporate Governance Committee, c/o American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746, indicating the nominee’s qualification and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in our bylaws.
The Chairman of the Board or the Chief Executive Officer or Board of Directors may call a special meeting of the stockholders. We will call a special meeting of stockholders upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting, provided that such written request complies with the requirements set forth in our bylaws.
The committee considers nominees for the Board from any reasonable source, including current Board members, stockholders or other persons. While the Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, we have not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.
Each nominee for director at the 2010 Annual Meeting currently serves as a member of our Board.

GOVERNANCE OF THE COMPANY
Board Independence and Meetings
Board Governance Documents. The Board maintains charters for all committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics. To view our committee charters, corporate governance guidelines and code of business conduct and ethics, please visit www.AmericanCampus.com. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote the highest standards of integrity, are sound and represent best practices. The Board of Directors periodically reviews these governance practices, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities.
Independence; Lead Independent Director. Currently, the Board has eight directors, seven of whom will stand for re-election to the Board. The Board of Directors has determined, after considering all of the relevant facts and circumstances, that six directors (Messrs. Burck, Dawson, Lowenthal, Macchione and Walker and Ms. Donnell) are independent, as “independence” is defined by the New York Stock Exchange. This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. As a result, the Board has a majority of independent directors on the Board as required by the listing requirements of the New York Stock Exchange. Mr. R.D. Burck serves as our Lead Independent Director.
Executive Sessions. Non-employee directors have regularly scheduled executive sessions in which they meet without the presence of management or management directors. These executive sessions typically occur after each regularly scheduled meeting of the Board of Directors. Any independent director may request that an additional executive session be scheduled. The presiding director of these executive sessions is Mr. Burck.
Meetings. The Board of Directors met four times in 2009. All directors attended at least 75% of the total number of meetings of the Board and committees, collectively, on which they served during 2009. All directors are encouraged to attend our Annual Meeting. All of the members of the Board attended the 2009 Annual Meeting.
Board Leadership Structure.
Since our IPO in 2004, we have separated the roles of Chief Executive Officer and Chairman of the Board. Currently, Mr. Burck serves as the Chairman of the Board and Mr. Bayless serves as a director and Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for us at this time because it makes the best use of Mr. Burck’s skills and experience gained over a distinguished career, including as chancellor of The University of Texas System.
Board’s Role In Risk Oversight
The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance, health, safety and environment, and reputational risks. The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors (for example, the head of Internal Audit meets in executive session with the Audit Committee).

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with annual operating and long term strategic plans, major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; and acquisitions and divestitures (including through post-closing reviews).

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Corporate Governance Committee	Risks and exposures relating to programs and policies relating to corporate governance and succession planning.

Compensation Committee	Risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans.
Director Qualifications; Limits on Board Service
The Nominating and Corporate Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time. The committee evaluates all nominees for director based on these criteria, including nominees that may be recommended by stockholders.
The Board recognizes that its members benefit from service on the boards of other companies. We encourage that service but also believe it is critical that directors have the opportunity to dedicate sufficient time to their service on the Board. To that end, individuals who serve on more than six other public company boards will not normally be asked to join the Board unless the Board determines that such simultaneous service would not impair the ability of such individual to effectively serve on the Board.
Term Limits; Retirement Age
The Guidelines on Governance provide that, as a general matter, non-employee directors will not stand for election to a new term of service at any Annual Meeting following their 75th birthday. However, the Board may approve exceptions to this practice when it believes it is in our interest to do so. The Board has approved such exception with respect to Mr. Burck. The Board does not believe it should establish term limits for director service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described below as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of us, our stockholders and the Board. The Board believes that term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into our operations and, therefore, provide an increasing contribution to the Board as a whole.
Board and Committee Evaluations
Our Corporate Governance Guidelines require the Board and each committee of the Board to conduct an annual self-evaluation to determine whether the Board or respective committee is functioning effectively. The reviews focus on the performance of the entire Board or the respective committee. In connection with each annual performance evaluation, the Board or committee surveys and receives comments from each director or committee member regarding an assessment of the Board’s or the committee’s performance. The Board also reviews the Nominating and Corporate Governance Committee’s recommendations concerning the performance and effectiveness of the

Board and each of its committees. The Nominating and Corporate Governance Committee will also review the individual performance of a director as circumstances warrant.
Number of Directors; Director Vacancies
Our bylaws provide that at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that there cannot be less than three directors. The tenure of office of a director will not be affected by any decrease in the number of directors. Our bylaws also provide that if any or all the directors cease to be directors, any vacancy, other than vacancies that result from an increase in the number of directors or from the removal of a director, may in general be filled solely by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy that results from an increase in the number of directors constituting the entire Board of Directors may be filled by a majority of the entire Board of Directors. Any vacancy that results from the removal of a director may be filled either by a majority of the remaining directors or our stockholders. Any director elected to fill a vacancy will hold office until the next annual election of directors and until a successor is elected and qualified.
Stockholder Approval of Amendment of Our Charter and Bylaws and Transactions Outside the Ordinary Course of Business
Our charter, including its provisions on removal of directors, may be amended by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter. Our bylaws may be amended only by a majority of our directors.
Our charter provides that we may not merge with or into another entity, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of our business unless the transaction or transactions are approved by the affirmative vote of the majority of all of the votes entitled to be cast on the matter, except if:
•	the merger will merge one of our 90% or more owned subsidiaries into us without amending our charter other than in limited respects and without altering the contract rights of the stock of the subsidiary (in which case only the approval of our Board of Directors and the board of directors of the subsidiary is necessary);

•	we are the successor corporation in a share exchange (in which case only the approval of our Board of Directors is necessary); or

•	we are the survivor in the merger and the merger does not change the terms of any class or series of our outstanding stock, or otherwise amend our charter, and the number of shares of stock of each class or series outstanding immediately before the merger does not increase by more than 20% of the number of shares of each such class or series of stock that was outstanding immediately prior to effectiveness of the merger (in which case only the approval of our Board of Directors is necessary).
Guidelines on Governance and Codes of Ethics
During 2004, the Board adopted Guidelines on Governance to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions and stock ownership guidelines. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
Also during 2004, the Board of Directors adopted a Code of Business Conduct and Ethics, which is designed to help officers, managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. The Board also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.
You may obtain a copy of the committee charters, Guidelines on Governance, Code of Business Conduct and Ethics and Code of Ethical Conduct for Senior Financial Officers on our website at www.AmericanCampus.com.
Communication with the Board of Directors
Stockholders and interested parties who wish to communicate with any member of the Board of Directors may do so in writing to the following address:
Mr. R. D. Burck
Chairman of the Board
c/o American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
Mr. Burck will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Burck will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Burck will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.
Stock Ownership Guidelines
To further support our goal of achieving a strong link between stockholders and directors, directors are encouraged to purchase and hold shares of our common stock with a cost basis of at least $50,000 within three years of their election to the Board.
Management Succession
Pursuant to our Guidelines on Governance, the Board has undertaken appropriate succession planning for our chief executive officer and other executive officers, including policies and principles for selection and performance review for the chief executive officer, as well as policies regarding succession in case of emergency or the retirement of the chief executive officer. The Nominating and Corporate Governance Committee has reviewed our succession plans and reported on them to the Board.
EXECUTIVE AND SENIOR OFFICERS
Our executive and senior officers are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. The following executive and senior officers are not directors. For information regarding William C. Bayless, Jr., President and Chief Executive Officer, see “Board of Directors – Board Composition.”
Executive Officers
Greg A. Dowell has served as Senior Executive Vice President and Chief Operating Officer since November 2007. Mr. Dowell served as Executive Vice President and Chief of Operations from May 2005 until November 2007 and served as Senior Vice President and Chief of Operations from August 2004 until May 2005. Mr. Dowell joined our predecessor entities in October 2001 as Senior Vice President — Management Services. Prior to this, Mr. Dowell was employed by Century Development from 1991 to 2001 where he began his tenure as accountant and ultimately served as Senior Vice President over the operations of their 29 property student housing portfolio. Mr. Dowell received a B.S. in Accounting from the University of Louisiana, Lafayette and is a Certified Public Accountant. Age: 46.
Jonathan A. Graf has served as Executive Vice President, Chief Financial Officer and Treasurer since November 2007, and has also served as Secretary since March 2010. Mr. Graf served as Senior Vice President, Chief Accounting Officer and Treasurer from May 2005 until November 2007, and served as Vice President and Controller from October 2004 until May 2005. From September 1994 to September 2004, he served in various capacities at Southern Union Company, most recently as Vice President and Controller. From 1988 until 1994, he was an audit manager and information systems auditor at Ernst & Young LLP. Mr. Graf received a B.A. in Accounting from Texas A&M University and is a Certified Public Accountant. Age: 44.
James C. Hopke, Jr. has served as Executive Vice President-Project Management and Construction since November 2007. Mr. Hopke served as Executive Vice President and Chief Investment Officer from May 2005 to November 2007. From November 2002 to April 2005, Mr. Hopke served as Vice President, Asset Management and Advisory Services for Wachovia Securities’ Real Estate Capital Markets group. From February 2000 to November 2002, he served as Senior Vice President, Acquisitions of our predecessor entities. Mr. Hopke was previously a Vice President of JPI Development and Insignia Financial Group, and is a former MAI Member of The Appraisal Institute. Mr. Hopke received a B.S. in Administrative Management from Clemson University. Age: 48.
Brian B. Nickel has served on our Board of Directors since August 2004. He served as our Senior Executive Vice President, Chief Investment Officer and Secretary from November 2007 to his resignation effective March 31, 2010. Mr. Nickel served as our Executive Vice President, Chief Financial Officer and Secretary from May 2005 to November 2007 and as our Executive Vice President, Chief Investment Officer and Secretary from October 2003 until May 2005. Mr. Nickel joined our predecessor entities in June 1996 as Director of Business Development and has progressively contributed to our growth, serving in various capacities including Director of Acquisitions, Vice President of Acquisitions, Vice President of On-campus Development, and Senior Vice President of Development. Prior to joining us, Mr. Nickel held positions in the investment banking firm of Kidder, Peabody Company and with the corporate finance group of LaSalle Partners. Mr. Nickel received a B.S. in Economics from Northwestern University. Age: 37.
James E. Wilhelm III has served as Executive Vice President, Public-Private Transactions since January 2009 and spearheads our American Campus Equity (ACE™) program. From July 2007 to January 2009, he was Senior Vice President, Public-Private Transactions. From June 2003 to July 2007, Mr. Wilhelm worked for RBC Capital Markets’ public finance department where he served as the managing director of the higher education sector. Prior to that time, he was a managing director with Banc One Capital Markets (currently JPMorgan Capital Markets) and held positions at McDonald & Company Securities (currently KeyBanc Capital Markets) and The Ohio Company (currently Fifth Third Capital Markets). Mr. Wilhelm is a graduate of Miami University with a B.S. in Finance. Age: 46.
Senior Officers
Jennifer Beese has served as Senior Vice President of Leasing Administration since November 2007. Ms. Beese joined us in November 1999, previously holding the position of Vice President of Leasing Administration. From 1994 to 1999, she held various property management positions with JPI. Ms. Beese holds a B.A. in History from Texas A&M University. Age: 36.
Clint Braun has served as Senior Vice President of Construction Management since September 2006 and oversees related project development, budgeting, construction and reporting. From February 2002 until September 2006, he served as Vice President of Construction Management. Mr. Braun joined our predecessor entities in February 2000 as Director of Construction Management. Before joining us, he held various construction management positions with JPI, a private real estate developer, from 1996 until 2000. Mr. Braun received a B.S. in Construction Science from Texas A&M University and is a LEED Accredited Professional. Age: 37.
Steve Crawford has served as Senior Vice President of Management Services since August 2005. From 1999 to 2005, he served as Vice President of Management Services. Mr. Crawford joined our predecessor entities in October 1997 as a Regional Manager and has served us in increasing capacities. Mr. Crawford began his career in student housing with Allen & O’Hara, Inc., where he held various student housing management positions from 1991 until 1997. Mr. Crawford graduated with a B.A. from the University of California, Santa Barbara in 1991 and with a Masters of Public Administration from California State University, San Diego in 1995. Age: 40.
Jorge de Cárdenas has served as Senior Vice President of Information Technology since August 2005 and joined our predecessor entities in January 2004 as Vice President of IT. Prior to joining us, Mr. de Cárdenas served as Director of Product Management for Emerging Technologies at Visa where he was responsible for defining product strategies and delivering application services to a global market. Mr. de Cárdenas began his career developing software for NASA at Lockheed Engineering and Science. From 1991 to 1994, Mr. de Cárdenas was a co-founder and principal consultant of Everest Technologies, Inc., an Oil & Gas IT consulting firm which was sold to SAIC, Inc. Between 1994 and 2000, he served in various capacities at technology startup companies including software architect, support manager, professional services manager, product management, and marketing. Mr. de Cárdenas received a B.S. in Computer Science with specializations in Mathematics and Management from Texas A&M University. Age: 46.
Daniel Perry has served as Senior Vice President-Capital Markets since November 2007. He joined us in February 2005 as Vice President of Investments. From 2002 to 2005, Mr. Perry held positions in the investment banking division of Citigroup Global Markets, where he assisted with the successful completion of our initial public offering in 2004. From 1996 to 2001, he worked in the corporate finance divisions of BNP Paribas and Banc of America (formerly known as NationsBank). Mr. Perry holds a B.A. in Finance and Accounting from Texas A&M University and a M.B.A. from NYU’s Stern School of Business. Age: 36.
James R. Sholders has served as Senior Vice President of Management Services since August 2005. From June 2003 to 2005 he served as Vice President of Management Services. He joined us in 2001 as a Regional Manager. Mr. Sholders began his career in student housing in 1989 as a Resident Assistant with Allen and O’Hara, where he served in increasing capacities through 2001. Mr. Sholders received a B.S. in Secondary Education from West Virginia University and is a Certified Property Manager. Age: 40.
William W. Talbot has served as Senior Vice President-Investments since August 2005. Mr. Talbot joined us in August 2001 as Director of Acquisitions and has since served in increasing capacities, including Director of Asset Management and Vice President of Investments. Prior to joining us, Mr. Talbot was an Acquisitions Analyst for Lend Lease Real Estate Investments, Inc. from 1997 until 2001, where he was involved in acquisitions on behalf of pension fund clients. Mr. Talbot received a B.A. in Economics and Spanish from Vanderbilt University. Age: 35.
Kim K. Voss has served as Senior Vice President-Controller since November 2007. Ms. Voss joined us in June 2004, previously holding the positions of Vice President-Controller and Assistant Controller. Prior to joining us, she was an Assistant Controller with AMB Property Corporation in San Francisco, a publicly-traded REIT that owns and operates industrial properties in numerous global markets. She began her career in the Audit and Business Advisory group of Arthur Andersen LLP in San Francisco, where her client base consisted primarily of REITs and other real estate entities. A Certified Public Accountant, Ms. Voss holds B.B.A. and Master in Professional Accounting degrees from the University of Texas at Austin. Ms. Voss is a member of the Austin chapter of Commercial Real Estate Women (CREW) and the Junior League of Austin. Age: 35.
Jason R. Wills has served as Senior Vice President of Development since 2004. From 2003 to 2004, he served as Senior Vice President of Marketing and Development. Mr. Wills joined our predecessor entities in February 1997 as Manager–Marketing and Leasing and has served us in increasing capacities. Mr. Wills began his career in student housing with Century Development, where he held the positions of Resident Assistant and Marketing Coordinator in 1993. Mr. Wills attended the University of Texas, Arlington, where he studied Journalism and Marketing. Age: 38.
Brian N. Winger has served as Senior Vice President and General Counsel since February 2009. He previously served as Senior Vice President–Transactions from July 2006 to February 2009 and as Senior Vice President-Development from October 2003 until July 2006. Mr. Winger joined us in March 2000 as Director–On-Campus Development and has since served in increasing capacities. Prior to joining us, Mr. Winger was the Chief Operating Officer with Aspen Gold Development Company (a private real estate developer) from 1999 to 2000. From 1996 to 1999, he was an endowment development officer and ultimately served as General Counsel for Oklahoma Christian

University. From 1994 to 1996, Mr. Winger was a real estate analyst with Kabili & Company. Mr. Winger received a J.D. from Oklahoma City University in 1994 and a B.S. in history/pre-law from Oklahoma Christian University in 1990. Mr. Winger is a licensed attorney in Oklahoma. Age: 42.
Victor Young has served as Senior Vice President of Project Management and Construction since November 2007. Mr. Young joined us in January 2007 as Vice President of Construction Management. Prior to joining us, he held various construction management positions at privately owned real estate development companies including Trammell Crow Residential in 2006, The Hanover Company from 2001 to 2006 and JPI from 1996 to 2001. Mr. Young holds a B.S. in Construction Management from Northeast Louisiana University and is a LEED Accredited Professional. Age: 37.

SECURITY OWNERSHIP
The following table sets forth the number of all shares of our common stock beneficially owned by each director, by each of our named executive officers, by each person known to us to beneficially own 5% or more of our outstanding common stock, and by all directors and executive officers as a group on March 15, 2010, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting power and sole dispositive power with respect to the shares shown unless otherwise indicated in the footnotes. Unless otherwise indicated, the address of each named person is c/o American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746.

	Amount and Nature of
	Beneficial Ownership
	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned		Class
Heitman Real Estate Securities LLC	4,836,850	(1)	9.2%
The Vanguard Group, Inc.	4,811,702	(2)	9.1%
Davis Selected Advisors, L.P.	4,609,149	(3)	8.7%
Deutsche Bank AG	4,280,296	(4)	8.1%
BlackRock Inc.	4,130,247	(5)	7.8%
DIAM Co., Ltd.	3,653,098	(6)	6.9%
Nomura Asset Management Co., Ltd.	3,531,793	(7)	6.7%
William C. Bayless Jr.	139,672	(8)	*
Brian B. Nickel	88,714	(9)	*
Greg A. Dowell	77,450	(10)	*
Jonathan A. Graf	48,574	(11)	*
Winston W. Walker	25,073		*
James C. Hopke, Jr.	23,249	(12)	*
Edward Lowenthal	22,500		*
R.D. Burck	14,597		*
Cydney C. Donnell	6,500		*
Joseph M. Macchione	4,057		*
G. Steven Dawson	5,035	(13)	*
All directors and executive officers as a group (12 persons)	478,232	(14)	*

*	Less than one percent.

(1)	This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2009. The address of Heitman Real Estate Securities LLC is 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606. Heitman Real Estate Securities LLC beneficially owned an aggregate of 4,836,850 shares and possessed sole voting power over 3,487,366 shares and sole dispositive power over 4,836,850 shares.

(2)	This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2009. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. beneficially owned an aggregate of 4,811,702 shares and possessed sole voting power over 78,202 shares and sole dispositive power over 4,733,500 shares and shared dispositive power over 78,202 shares.

(3)	This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2009. The address of Davis Selected Advisors, L.P. is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85756. Davis Selected Advisors, L.P. beneficially owned an aggregate of 4,609,149 shares and possessed sole voting power over 659,400 shares and sole dispositive power over 4,609,149 shares.

(4)	This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2009. The address of Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany. Deutsche Bank AG beneficially owned an aggregate of 4,280,296 shares and possessed sole voting power and sole dispositive power over

4,280,296 shares, Deutsche Investment Management Americas beneficially owned an aggregate of 100,754 shares and possessed sole voting power and sole dispositive power over 100,754 shares, Deutsche Bank Trust Company Americas beneficially owned an aggregate of 412 shares and possessed sole voting power and sole dispositive power over 412 shares, RREEF America, L.L.C. beneficially owned an aggregate of 4,058,880 shares and possessed sole voting power and sole dispositive power over 4,058,880 shares, DWS Investments S.A., Luxembourg beneficially owned an aggregate of 11,000 shares and possessed sole voting power and sole dispositive power over 11,000 shares and Deutsche Asset Management Australia Ltd beneficially owned an aggregate of 109,250 shares and possessed sole voting power and sole dispositive power over 109,250 shares.

(5)	This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2009. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022. BlackRock Inc. beneficially owned an aggregate of 4,130,247 shares and possessed sole voting power and sole dispositive power over 4,130,247 shares.

(6)	This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2009. The address of DIAM Co., Ltd. is 3-1 Marunouchi 3-chome, Chiyoda-ku, Tokyo, Japan 100-0005. DIAM Co., Ltd. beneficially owned an aggregate of 3,653,098 shares and possessed sole voting power and sole dispositive power over 3,653,098 shares.

(7)	This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2009. The address of Nomura Asset Management Co., Ltd. is 1-12-1, Nihonbashi, Chuo-ku, Tokyo, Japan 103-8260. Nomura Asset Management Co., Ltd. beneficially owned an aggregate of 3,531,793 shares and possessed sole voting power over 3,531,793 shares and sole dispositive power over 38,990 shares and shared dispositive power over 3,492,803 shares.

(8)	Includes 73,817 restricted stock awards (“RSAs”) and 52,500 common units of limited partnership interest in our operating partnership (“Common Units”). Such Common Units are immediately redeemable for cash or, at our election, an equal number of shares of our common stock.

(9)	Includes 27,674 RSAs and 61,040 Common Units. Such Common Units are immediately redeemable for cash or, at our election, an equal number of shares of our common stock.

(10)	Includes 40,970 RSAs and 25,890 Common Units. Such Common Units are immediately redeemable for cash or, at our election, an equal number of shares of our common stock.

(11)	Includes 30,777 RSAs and 7,500 Common Units. Such Common Units are immediately redeemable for cash or, at our election, an equal number of shares of our common stock.

(12)	Includes 19,685 RSAs.

(13)	Includes 3,000 shares held by Dawson Interests Pension Plan, which is controlled by Mr. Dawson. Also includes 2,035 shares held by Corriente Partners, L.P., which is wholly-owned by Corriente Private Trust. Mr. Dawson is the sole trustee and beneficiary of Corriente Private Trust. Mr. Dawson through Corriente Private Trust has voting and investment control with respect to the shares held by Corriente Partners, L.P. Mr. Dawson, however, disclaims beneficial ownership of any shares held by Corriente Partners, L.P.

(14)	Includes 211,692 RSAs and 146,930 Common Units that are immediately redeemable for cash or, at our election, an equal number of shares of our common stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or with respect to 2009, we believe that all SEC filing requirements applicable to our directors, officers and beneficial owners of more than 10% of our common stock were complied with in 2009.

EXECUTIVE COMPENSATION
Compensation Policies and Practices Relating to Risk Management
The compensation committee conducts an analytical review focusing on several key areas of our program, including external market references, pay mix, selection of performance metrics, goal setting process, and checks and balances on the payment of compensation. This provides a process to consider if any of our current programs, practices or procedures should be altered to ensure we maintain an appropriate balance between prudent business risk and resulting compensation.
As a result of this process, the compensation committee concluded that while a significant portion of our compensation program is performance-based, the compensation committee does not believe our program encourages excessive or unnecessary risk-taking and our policies and procedures largely achieved the appropriate balance between annual goals and our long-term financial success and growth. While risk-taking is a necessary part of growing a business, the compensation committee focuses on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions which could pose long-term risks to us, as follows:
•	Use of Long-Term Compensation. A significant percentage of compensation is equity-based long-term compensation which vests over a period of years. This vesting period encourages officers to focus on sustaining our long-term performance. These grants are made annually, so officers always have unvested awards which could decrease significantly in value if our business is not managed for the long-term.

•	Use of Clawbacks. If we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by our chief executive officer or chief financial officer, applicable law permits us to recover incentive compensation from that officer (including profits realized from the sale of our securities). In such a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to that officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.

•	Performance Metrics. We use a variety of performance metrics, including achievement of results related to NOI, FFO, FFOM, revenue growth and development awards, which we believe correlate to long-term creation of stockholder value and are most appropriate for ensuring our growth and prosperity.
In summary, by structuring our program so a considerable amount of wealth of our executives is tied to our long-term health, we believe we avoid the type of disproportionately large short-term incentives which could encourage executives to take risks not in our long-term interests, and we provide incentives to manage for long-term performance. We believe this combination of factors encourages our executives and other employees to manage American Campus in a prudent manner.
Compensation Committee Report
The Compensation Committee of American Campus Communities, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE

Winston W. Walker, Chairman
G. Steven Dawson
Edward Lowenthal
Joseph M. Macchione

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers, who are:
•	our President and Chief Executive Officer, William C. Bayless, Jr.;

•	our Senior Executive Vice President, Chief Investment Officer, Brian B. Nickel;

•	our Senior Executive Vice President and Chief Operating Officer, Greg A. Dowell;

•	our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Jonathan A. Graf; and

•	our Executive Vice President-Project Management and Construction, James C. Hopke, Jr.
Compensation Program Objectives and Policies
We design our compensation programs to achieve the following objectives in the context of our results-oriented business culture:
•	support our business objectives by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	attract, reward, motivate and retain talented executives; and

•	tie executive compensation with performance measures that are directly related to our financial performance goals and creation of stockholder value.
The following principles guide us in developing executive compensation programs and setting total compensation levels for executives;
•	compensation levels should be closely tied to our success and each executive’s contribution to that success;

•	compensation programs should offer an opportunity for greater compensation for superior performance, balanced by the risk of lower compensation when performance is less successful; and

•	the mix and level of compensation for an executive should consider the importance of the executive to us, competition for that executive’s talent and relative levels of compensation for other executives.
Elements of Compensation
We seek to achieve our compensation objectives through four compensation elements:
•	a base salary;

•	a variable, annual, performance-based bonus;

•	periodic grants of long-term, equity-based compensation such as RSAs; and

•	perquisites and other personal benefits.
These elements combine to promote the objectives described above. Base salary, termination payments, where applicable, and perquisites and other personal benefits provide a minimum level of compensation that helps attract and retain highly qualified executives. Performance-based bonuses reward achievement of annual goals important to our business and stockholder value-creation strategies. Equity-based compensation aligns each executive’s compensation directly with the creation of longer-term stockholder value and promotes retention.
For senior executives, including the named executive officers, we believe that equity and performance-based compensation should be a higher percentage of total compensation than for less senior executives. Equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building stockholder value, and the performance of senior executives has a strong and direct impact in achieving these goals.
In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total current compensation that may be awarded to the officer, including salary, annual bonus and long-term incentive compensation. The Compensation Committee’s goal is to award compensation that is reasonable in relation to our compensation philosophy when all elements of potential compensation are considered.
Competitive Considerations
We operate and recruit talent across diverse markets and necessarily must make each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications and experience. We take into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and executives, we believe that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation. Therefore, the Compensation Committee does not attempt to maintain a specific target percentile with respect to a specific list of benchmark companies in determining compensation for named executive officers. Rather, the Compensation Committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions.
These sources include two peer groups of public real estate companies: an asset-based peer group comprised of 10 public REITs, with the majority of the companies focusing on multifamily properties with a wide range of market and total capitalizations; and a size-based peer group comprised of 17 public REITs that focus on a variety of property types and are similar in size to us.
The peer groups reviewed in 2009 were as follows:

Asset-Based Peer Group	Size-Based Peer Group
Associated Estates Realty Corporation	Colonial Properties Trust
BRE Properties, Inc.	DCT Industrial Trust Inc.
Camden Property Trust	EastGroup Properties, Inc.
Colonial Properties Trust	Entertainment Properties Trust
Education Realty Trust, Inc.	Equity One, Inc.
Essex Property Trust, Inc.	FelCor Lodging Trust Incorporated
Home Properties, Inc.	Healthcare Realty Trust, Inc.
Mid-America Apartment Communities, Inc.	Highwoods Properties, Inc.
Post Properties, Inc.	LaSalle Hotel Properties
UDR, Inc.	National Retail Properties, Inc.
Parkway Properties, Inc.
Post Properties, Inc.
PS Business Parks, Inc.
Saul Centers, Inc.
Sovran Self Storage, Inc.
Tanger Factory Outlet Centers, Inc.
Washington Real Estate Investment Trust
Policy Regarding Recoupment of Compensation
If we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by our chief executive officer or chief financial officer, applicable law permits us to recover incentive compensation from that officer (including profits realized from the sale of our securities). In such a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to that officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.
Policy with Respect to the $1 Million Deduction Limit
Section 162(m) of the Internal Revenue Code limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers. Although one named executive officer’s compensation in 2009 exceeded $1 million, we believe, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect our net income. However, to the extent compensation does not qualify for deduction under section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly governed by section 162(m).
Resignation of Named Executive Officer
Brian B. Nickel has resigned as our Senior Executive Vice President and Chief Investment Officer effective March 31, 2010. We entered into a Separation Agreement with Mr. Nickel, dated as of November 5, 2009. The Separation Agreement provides, among other things, that (i) we will continue to pay Mr. Nickel his base salary and all other payments and benefits to which he is entitled under his current employment agreement through March 31, 2010 and may pay Mr. Nickel an annual bonus for 2009 in an amount determined by the Compensation Committee in its sole discretion based on Mr. Nickel’s performance, (ii) Mr. Nickel will retain all of the RSAs, common units and other stock-based awards previously granted to him that have vested as of March 31, 2010 and will forfeit all portions of any RSAs or other stock-based awards unvested as of March 31, 2010, (iii) Mr. Nickel will receive the same compensation as the other non-employee directors (other than the Chairman of the Board) for his service as a member of the Board beginning March 31, 2010, and (iv) the Confidentiality and Noncompetition Agreement with Mr. Nickel will survive the termination of Mr. Nickel’s employment.
Employment Agreements
We have entered into employment agreements with certain of our key employees, including the named executive officers. The employment agreements in effect during 2009 provide that, if we terminate a named executive officer’s employment without cause or the executive terminates his employment for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following payments and benefits:
•	a cash payment equal to 299% for Mr. Bayless, 200% for Messrs. Nickel and Dowell and 100% for Messrs. Graf and Hopke, in each case times the sum of his then-current annual base salary plus the average annual bonus paid or payable in respect of the last prior three years payable over the remaining term of his non-competition agreement;

•	his prorated annual bonus for the year in which the termination occurs;

•	health benefits for two years following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer; and

•	excise tax equalization payments.
In March 2010, the employment agreements with Messrs. Bayless, Dowell, Graf and Hopke were amended, as described below under “Potential Payments Upon Termination or Change in Control.”
In connection with Mr. Nickel’s resignation, his employment agreement was terminated as of November 5, 2009.

Determination of Compensation
     Roles and Responsibilities
Compensation Committee. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the named executive officers. The Compensation Committee’s responsibilities include:
•	developing compensation policies that will attract and retain the highest qualified executives, that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for our progress;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and determine and approving the amount and types of compensation to be paid to executive officers based on these evaluations; and

•	adopting and overseeing the administration of incentive-compensation plans and equity-based plans and approving the form and amount of awards made under these plans.
The Compensation Committee meets regularly outside of the presence of management to discuss compensation decisions and matters relating to the design of compensation programs.
Compensation Consultant. In 2008, the Compensation Committee retained the compensation consulting firm of FPL Associates L.P. to assist in the continual development and evaluation of compensation policies and the Compensation Committee’s determinations of compensation awards. The consultant met with the Compensation Committee during 2008 to review an analysis of executive compensation competitiveness in the public REIT marketplace and other compensation matters prepared by the consultant.
Executive Officers. William C. Bayless, Jr., our president and chief executive officer, makes recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each named executive officer other than himself, Mr. Bayless recommends to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval by the Compensation Committee. For each executive officer other than himself, Mr. Bayless also reviews the rationale and guidelines for compensation and annual RSA awards for the review, discussion and approval by the Compensation Committee. Mr. Bayless and other executive officers may attend meetings of the Compensation Committee at the request of the committee chair, but do not attend executive sessions and do not participate in any discussions relating to the final determination of their own compensation.
     Base Salary
The objective of base salary is to provide fixed compensation to an individual that reflects his or her job responsibilities, experience, value to us, and demonstrated performance.
Salaries are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:
•	the nature and responsibility of the position;

•	the impact, contribution, expertise and experience of the individual executive;

•	competitive market information regarding salaries to the extent available and relevant;

•	the importance of retaining the individual along with the competitiveness of the market for the individual executive’s talent and services; and

•	the recommendations of the president and chief executive officer other than with respect to himself.

Merit-based salary increases to named executive officers’ salaries are based on these factors as well as, with respect to Mr. Bayless, the achievement of company-wide goals and, with respect to the other named executive officers, the achievement of goals tied to their respective business unit. These goals are described below under “Annual Bonus.”
Annual Bonus
The compensation program provides for a cash bonus that is linked to annual performance. The objective of the program is to compensate individuals annually based on the achievement of specific annual goals that the Compensation Committee believes correlate closely with growth of long-term stockholder value.
The Compensation Committee determines the bonus awards for named executive officers other than Mr. Hopke using the following basic steps:
1.	Setting Target and Maximum Awards. At the outset of each year, the Compensation Committee sets the target and maximum cash awards based on percentages of base salary that may be granted to each executive officer if threshold goals are achieved. The target awards are for achievement of the performance objectives and the maximum awards are for significantly exceeding the performance objective or rewarding significant achievement.

2.	Setting Performance Objectives. Also at the outset of the year, the Compensation Committee receives recommended performance objectives for each named executive officer and, for each officer other than the president and chief executive officer, his individual business unit. These objectives are based on the recommendations of the president and chief executive officer. These objectives allow the Compensation Committee to play a more proactive role in identifying performance objectives beyond purely financial measures and allows bonus decisions to take into account each named executive officer’s personal performance and contribution during the year and other factors related to company performance that may not have been fully captured by considering only financial performance measures.

3.	Setting Weightings of Performance Objectives. At the same time it sets performance objectives, the Compensation Committee approves the weightings of the performance objectives to help to ensure that only a high level of performance by the individual and the company will allow an individual to realize increased compensation. These weightings are based on the recommendations of the president and chief executive officer.

4.	Measuring Performance. In January of the following year, the Compensation Committee reviews actual performance against each of the performance objectives established for the preceding year. In determining the extent to which the financial goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

5.	Adjustment. The next step in the process is adjustment to the preliminary bonus amount to reflect the Compensation Committee’s subjective determination of equity relative to compensation of senior officers of our peer groups described above under “Competitive Considerations.”
Long-Term Incentive Compensation
RSAs. The long-term incentive program provides an annual award in the form of RSAs that vest over time for the achievement of specified goals based on the individual’s position. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of stockholders by motivating and rewarding creation and preservation of long-term stockholder value.
RSA awards to named executive officers (and to other employees) are made by the Compensation Committee only on dates the committee meets. Compensation Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding us. RSA grants are impacted by all stock price changes, so the value to named executive officers is affected by both increases and decreases in stock price from the market price at the date of grant.
Beginning on January 1, 2005, we began accounting for share-based payments to employees in accordance with the requirements of ASC 718, Compensation-Stock Compensation.
Outperformance Bonus Plan. Upon the consummation of our initial public offering, or IPO, we granted a special award of a bonus pool equal to the value on the date of vesting of 367,682 shares of common stock to executive officers and certain key employees, subject to continued service and attainment of certain performance measures. No dividends or dividend equivalent payments accrued with respect to the shares underlying this bonus pool. We do not anticipate making future awards under the outperformance bonus plan.
Vesting of the awards occurred on August 17, 2007, the third anniversary of the IPO, with respect to the employees that maintained continued service and was subject to the occurrence of our achievement of specified performance measures. Payments of vested awards were made on August 20, 2007. The Compensation Committee, in its sole discretion, elected to pay such awards through cash and the issuance of 132,400 performance incentive units, or PIUs, which were vested as of the time of award and valued based on the closing price of our common stock on the date of issuance. As a result of the October 2007 equity offering, a book-up event occurred for tax purposes, resulting in the 132,400 PIUs being converted to Common Units. The awards that vested to our named executive officers on August 17, 2007 were as follows:

		Market Value of PIUs
Name	Cash Portion of Award	on Date of Issuance (1)	Total
William C. Bayless, Jr.	$1,484,140	$1,470,000	$2,954,140
Brian B. Nickel	867,524	896,000	1,763,524
Greg A. Dowell	403,620	420,000	823,620
Jonathan A. Graf	210,000	210,000	420,000
James C. Hopke, Jr.	560,000	—	560,000

(1)	Messrs. Bayless, Nickel, Dowell, Graf and Hopke received 52,500, 32,000, 15,000, 7,500 and 0 PIUs, respectively, valued (solely for the purpose of calculating the settlement of the outperformance awards) at $28.00 per PIU, which was the closing price of our common stock on August 20, 2007, the date of issuance of the PIUs.
Common Units / PIUs. PIUs are a special class of partnership interests in our operating partnership. Each PIU is deemed equivalent to an award of one share of our common stock under our 2004 Incentive Award Plan, reducing availability for other equity awards on a one-for-one basis. PIUs will receive the same quarterly per unit distributions as Common Units, which equals the per share distributions on our common stock.
Initially, PIUs do not have full parity with Common Units with respect to liquidating distributions. Under the terms of the PIUs, our operating partnership will revalue its assets upon the occurrence of certain “book-up events,” and any increase in valuation from the time of the award of the PIUs until such book-up event will be allocated first to the holders of PIUs to equalize the capital accounts of such holders with the capital accounts of common unit holders. These book-up events will occur upon a contribution of cash or property to our operating partnership, including contributions by us of the proceeds from future issuances of our securities, or upon certain distributions of cash or property by our operating partnership to one or more partners of our operating partnership. Upon equalization of the capital accounts of the holders of PIUs with the other holders of Common Units, the PIUs will achieve full parity with Common Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested PIUs will thereafter be automatically converted into an equal number of Common Units, which units are exchangeable for cash or, at our option, for shares of our common stock on a one-for-one basis. No equalization will occur unless a revaluation of our assets following a book-up event results in an increase in the value of its assets from the date of the PIU award.

Holders of the PIUs are entitled to customary registration rights with respect to the shares of common stock that may be received by the PIU holders upon an exchange of the PIUs. In general, we will bear all fees, costs and expenses of such registrations, other than underwriting discounts and commissions.
Termination Payments
We provide named executive officers with severance payments plus a gross-up payment if we terminate an executive’s employment without “cause” or the executive terminates his employment for “good reason” (each as defined in the applicable employment agreement). The objective of these benefits is to recruit and retain talent in a competitive market.
The employment agreements in effect during 2009 provide that if we terminate an executive’s employment without “cause” or the executive terminates his employment for “good reason,” the executive will be entitled to a cash payment equal to 299% for Mr. Bayless, 200% for Messrs. Nickel and Dowell and 100% for Messrs. Graf and Hopke, in each case times the sum of his then-current annual base salary plus the average annual bonus paid or payable in respect of the last prior three years payable over the remaining term of his non-competition agreement plus his prorated annual bonus for the year in which the termination occurs. These payments are more fully described below under “Potential Payments Upon Termination or Change in Control” starting on page 32.
In March 2010, the employment agreements with Messrs. Bayless, Dowell, Graf and Hopke were amended, as described below under “Potential Payments Upon Termination or Change in Control.”
In connection with Mr. Nickel’s resignation, his employment agreement was terminated effective November 5, 2009, he received payments and benefits described above under “Resignation of Named Executive Officer” and he is no longer entitled to receive any severance payments or benefits.
Perquisites and Other Personal Benefits
We provide the named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.
We maintain executive benefits that we consider necessary in order to offer fully competitive opportunities to our executive officers. These include 401(k) retirement savings plans and business expense reimbursements. Executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

2009 Decisions
The following is a discussion of the specific factors considered in determining salary, bonus and long-term incentive compensation for the named executive officers in 2009.
Base Salary
The following table identifies actions taken during 2009 with respect to salaries of the named executive officers:

Named Executive Officer	Action Effective January 1, 2009
William C. Bayless, Jr.	Increase from $400,000 to $450,000
Brian B. Nickel	Increase from $335,000 to $360,000
Greg A. Dowell	Increase from $290,000 to $345,000
Jonathan A. Graf	Increase from $225,000 to $260,000
James C. Hopke, Jr.	Increase from $210,000 to $225,000
In making each of the changes in salary described above, the Compensation Committee reviewed changes in job responsibility, historical salary levels, performance and contribution made to us, the impact on total compensation, competitive conditions and the relationship of compensation to that of other of our officers and determined that the compensation awarded was appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among our officers.
Annual Bonus
For 2009, the Compensation Committee determined that target cash bonuses would be 50% to 75% of base salary for achievement of performance objectives and up to 100% of base salary for significantly exceeding the performance objectives or to reward significant accomplishments, in each case subject to the discretion of the Compensation Committee to determine the appropriate level of incentive compensation based on individual performance, company performance and other items the Committee may deem important.
For 2009, the company-wide performance objectives and weightings used in determining an award for Mr. Bayless were:
•	achievement within our earnings guidance range of operating results related to net operating income (“NOI”), funds from operations (“FFO”) and FFO modified (“FFOM”), taking into our account our debt service and dividend coverage ratios (30-35%);

•	achievement within our earnings guidance range of same store revenue growth by re-leasing of our wholly-owned assets (15-20%);

•	achievement of budgeted ACE development awards (15-20%)

•	achievement of quarterly and annual same store NOI growth (10-15%); and

•	effectiveness of overall performance (15-20%).
For the other four named executive officers, performance objectives were tied to their respective business unit. For Mr. Nickel, the 2009 performance objectives were as follows:
•	successful execution of definitive agreements on various ACE awards (30-40%);

•	achievement of budgeted ACE development awards (15-20%);

•	optimization of our capital structure and liquidity (10-15%);

•	achievement within our earnings guidance range of operating results related to NOI, FFO and FFOM, taking into account our debt service and dividend coverage ratios (15-20%); and

•	effectiveness of overall performance (10-15%).

For Mr. Dowell, the 2009 performance objectives were as follows:
•	achievement of quarterly and annual same store NOI growth (20-25%);

•	achievement within our earnings guidance range of operating results related to NOI, FFO and FFOM, taking into account our debt service and dividend coverage ratios (15-20%);

•	achievement within our earnings guidance range of same store revenue growth by re-leasing of our wholly-owned assets (10-15%);

•	achievement of pro forma yield contributions for non-GMH newly acquired properties and developments (10-15%);

•	achievement of third party service revenues at a level within our earnings guidance range (10-15%); and

•	effectiveness of overall performance (10-15%).
For Mr. Graf, the 2009 performance objectives were as follows:
•	achievement within our earnings guidance range of operating results related to NOI, FFO and FFOM, taking into account our debt service and dividend coverage ratios (30-35%);

•	optimization of our capital structure and liquidity (20-25%);

•	successful integration of growth assets into operational systems while ensuring timely reporting in a sound internal control environment (10-15%);

•	successful management of efficiencies and process improvements of operational activities (10-15%); and

•	effectiveness of overall performance (10-15%).
The Compensation Committee determined Mr. Hopke’s annual bonus based on the Compensation Committee’s judgment of his overall performance and the performance of our construction and project management group, reflecting his responsibilities as senior officer with direct responsibility for that group’s activities.
In 2009, we:
•	increased FFOM by 65.7% over 2008;

•	increased annual same store wholly-owned NOI by 1.6% over 2008;

•	increased same store wholly-owned occupancy to 96.0% as of December 31, 2009, compared to 92.2% as of December 31, 2008;

•	were awarded five ACE transactions at Boise State University, the University of New Mexico, Portland State University, Arizona State University West and Northern Arizona University, bringing the total ACE pipeline to 10 potential projects including multiple phases;

•	opened our second ACE development, Barrett Honors College at Arizona State University, a 1,721-bed owned asset which opened 95% occupied;

•	achieved an average rental rate increase at same store legacy wholly-owned properties of 1.5% and an average rental rate increase at the GMH wholly-owned properties of 0.3% for the 2009-2010 academic year;

•	completed our first full year of operating the GMH Communities Trust’s student housing platform acquired in June 2008 which included 40 wholly-owned and 21 joint venture properties;

•	obtained financing and commenced construction on a third-party development project at Cleveland State University containing 600 beds;

•	increased third-party management revenue by 33.7% and established a pipeline of future contracts totaling $1.8 million in annual revenue commencing 2010 – 2011;

•	renewed revolving credit facility for an additional three years and increased the size from $160 million to $225 million;

•	entered into a $125 million five-year revolving credit facility, which was the first Freddie Mac structured revolving credit facility completed in the student housing sector; and

•	raised $198.3 million of net proceeds through an equity offering on May 5, 2009, consisting of the sale of 9,775,000 shares of common stock at a price of $21.25 per share.
The following table identifies actions taken based on 2009 performance with respect to cash bonus awards to the named executive officers:

Named Executive Officer	Annual Cash Bonus
William C. Bayless, Jr.	$300,000
Brian B. Nickel	200,000
Greg A. Dowell	200,000
Jonathan A. Graf	200,000
James C. Hopke, Jr.	75,000
     Long-Term Incentive Compensation
The Compensation Committee granted the following RSAs in January 2010 for 2009 performance based achievement of the performance objectives described above.

			Market Value on
Name	Grant Date	Number of RSAs	Date of Award
William C. Bayless, Jr.	1/25/10	28,891	$750,000
Brian B. Nickel	n/a	—	—
Greg A. Dowell	1/25/10	15,408	$400,000
Jonathan A. Graf	1/25/10	12,519	$325,000
James C. Hopke, Jr.	1/25/10	5,778	$150,000
The RSAs vest in five equal installments beginning on February 28 of the year following the date of grant.
     Total Compensation
Based on company performance as described above, as well as each named executive officer’s achievement of his individual 2009 performance objectives, the Compensation Committee determined that the named executive officers were entitled to receive the compensation detailed below for 2009.

			Long-Term
			Incentive
Name	Salary	Cash Bonus	Compensation	Total
William C. Bayless, Jr.	$450,000	$300,000	$750,000	$1,500,000
Brian B. Nickel	360,000	200,000	—	560,000
Greg A. Dowell	345,000	200,000	400,000	945,000
Jonathan A. Graf	260,000	200,000	325,000	785,000
James C. Hopke, Jr.	225,000	75,000	150,000	450,000
The cash bonuses awarded under our annual bonus program shown above appear in the Summary Compensation Table under the column headed “Non-Equity Incentive Plan Compensation.”

The long-term incentive compensation was awarded in the form of RSAs on January 25, 2010. Because these awards for 2009 compensation were made in 2010, pursuant to applicable disclosure rules, such awards will be reflected in the Summary Compensation and Grants of Plan-Based Awards tables in our proxy statement for the 2011 annual meeting of stockholders. For the purpose of calculating the number of shares to be granted, the dollars allocated to share awards were divided by $25.96 per share, which was the closing price of our common stock on the date of grant.
Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2009. We have entered into employment agreements with each of the named executive officers, which are described below under “Employment Contracts.”

					Non-Equity
					Incentive Plan
				Stock	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (1)	(2)	Compensation		Total
William C. Bayless, Jr.	2009	$450,000	$—	$700,000	$300,000	$163,828	(3)	$1,613,828
President and Chief	2008	352,000	—	500,000	300,000	196,323	(4)	1,348,323
Executive Officer	2007	327,500	—	1,870,000	1,634,140	146,562	(5)	3,978,202

Brian B. Nickel (6)	2009	$360,000	$—	$400,000	$200,000	$139,746	(3)	$1,099,746
Senior Executive Vice	2008	312,125	125,000	325,000	175,000	123,086	(4)	1,060,211
President and Chief	2007	277,000	—	1,196,000	967,524	92,895	(5)	2,533,419
Investment Officer

Greg A. Dowell	2009	$345,000	$—	$400,000	$200,000	$84,436	(3)	$1,029,436
Senior Executive Vice	2008	248,375	50,000	300,000	175,000	64,438	(4)	837,813
President and Chief Operating Officer	2007	198,750	—	645,000	503,620	44,005	(5)	1,391,375

Jonathan A. Graf	2009	$260,000	$—	$325,000	$200,000	$46,016	(3)	$831,016
Executive Vice President,	2008	203,438	50,000	200,000	150,000	26,922	(4)	630,360
Chief Financial Officer,	2007	171,500	—	310,000	285,000	13,969	(5)	780,469
Treasurer and Secretary

James C. Hopke, Jr.	2009	$225,000	$—	$200,000	$75,000	$28,286	(3)	$528,286
Executive Vice President-	2008	198,525	35,000	175,000	75,000	18,579	(4)	502,104
Project Management and Construction	2007	189,000	—	150,000	610,000	12,304	(5)	961,304

(1)	The dollar amount recognized for the following awards of shares were valued at aggregate grant date fair value of awards granted in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 12 to our audited financial statements for the year ended December 31, 2009 included in our annual report on Form 10-K for the year ended December 31, 2009.

	2007 (a)	2008 (b)	2009 (c)
William C. Bayless, Jr.	12,858	18,103	33,128
Brian B. Nickel	9,643	11,767	18,930
Greg A. Dowell	7,232	10,862	18,930
Jonathan A. Graf	3,214	7,241	15,381
James C. Hopke, Jr.	4,822	6,336	9,465

(a)	Includes the portion of annual bonus paid in RSAs and long-term incentive compensation as determined by the Compensation Committee in January 2007 based on achievement of goals determined in January 2006. Also in 2007, PIUs were issued under an outperformance bonus plan adopted at the time of our IPO in partial payment of the vesting of the grant of outperformance awards as follows: Mr. Bayless-52,500 PIUs, Mr. Nickel-32,000 PIUs, Mr. Dowell-15,000 PIUs, Mr. Graf-7,500 PIUs and Mr. Hopke-0 PIUs.

(b)	Includes the portion of annual bonus paid in RSAs and long-term incentive compensation as determined by the Compensation Committee in January 2008 based on achievement of goals determined in January 2007.

(c)	Includes the portion of annual bonus paid in RSAs and long-term incentive compensation as determined by the Compensation Committee in January 2009 based on achievement of goals determined in January 2008.

(2)	Includes the cash portion of annual bonuses as follows:

	2007	2008	2009
William C. Bayless, Jr.	$150,000	$300,000	$300,000
Brian B. Nickel	100,000	175,000	200,000
Greg A. Dowell	100,000	175,000	200,000
Jonathan A. Graf	75,000	150,000	200,000
James C. Hopke, Jr.	50,000	75,000	75,000

In addition, in 2007, the following cash was issued in partial payment of the vesting of the grant of outperformance awards as follows: Mr. Bayless-$1,484,140, Mr. Nickel-$867,524, Mr. Dowell-$403,620, Mr. Graf-$210,000 and Mr. Hopke-$560,000.

(3)	Includes the following:

	Dividends on	Dividends on	401(k) Matching
	Common Units	Unvested RSAs	Contributions
William C. Bayless, Jr.	$70,875	$88,828	$4,125
Brian B. Nickel	82,404	55,553	1,789
Greg A. Dowell	34,952	47,428	2,056
Jonathan A. Graf	10,125	32,874	3,017
James C. Hopke, Jr.	—	26,117	2,169

(4)	Includes the following:

	Dividends on	Dividends on	401(k) Matching
	Common Units	Unvested RSAs	Contributions
William C. Bayless, Jr.	$136,215	$58,269	$1,839
Brian B. Nickel	82,404	39,668	1,014
Greg A. Dowell	34,952	27,647	1,839
Jonathan A. Graf	10,125	14,958	1,839
James C. Hopke, Jr.	—	16,740	1,839

(5)	Includes the following:

	Dividends on	Dividends on	401(k) Matching
	Common Units	Unvested RSAs	Contributions
William C. Bayless, Jr.	$100,777	$43,460	$2,325
Brian B. Nickel	60,804	30,420	1,671
Greg A. Dowell	24,827	16,853	2,325
Jonathan A. Graf	5,062	6,582	2,325
James C. Hopke, Jr.	—	9,979	2,325

(6)	Mr. Nickel has resigned as Senior Executive Vice President and Chief Investment Officer effective March 31, 2010.

Grants of Plan Based Awards
The following table sets forth certain information with respect to RSAs granted during the year ended December 31, 2009 for each named executive officer with respect to annual bonus and long-term incentive compensation, all of which were granted under our 2004 Incentive Award Plan. We did not grant any options or other securities during the year ended December 31, 2009.

									All	Grant
									Other	Date Fair
									Stock	Value of
									Awards:	Stock and
			Estimated Future Payouts Under Non			Estimated Future Payouts Under Equity			Number	Option
	Grant		Equity Incentive Plan Awards			Incentive Plan Awards			of	Awards
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Shares	(3)
William C.	1/25/10	(1)	—	$225,000	$450,000	—	—	—	—	n/a
Bayless, Jr.	1/26/09	(2)	—	—	—	—	—	—	33,128	$700,000

Brian B.	1/25/10	(1)	—	$180,000	$360,000	—	—	—	—	n/a
Nickel	1/26/09	(2)	—	—	—	—	—	—	18,930	$400,000

Greg A.	1/25/10	(1)	—	$172,500	$345,000	—	—	—	—	n/a
Dowell	1/26/09	(2)	—	—	—	—	—	—	18,930	$400,000

Jonathan A.	1/25/10	(1)	—	$130,000	$260,000	—	—	—	—	n/a
Graf	1/26/09	(2)	—	—	—	—	—	—	15,381	$325,000

James C.	1/25/10	(1)	—	$112,500	$225,000	—	—	—	—	n/a
Hopke, Jr.	1/26/09	(2)	—	—	—	—	—	—	9,465	$200,000

(1)	Information for annual bonus program for which the target award is 50% to 75% of base salary for achieving the stated objectives and the maximum award is up to 100% of base salary for significantly exceeding the stated objectives or to reward significant accomplishments, in each case subject to the discretion of the Compensation Committee to determine the appropriate level of incentive compensation based on individual performance, company performance and other items the Committee may deem important. We do not use pre-set thresholds or multiples to determine awards under our long-term incentive compensation program.

(2)	RSAs granted in January 2009 for performance in 2008. Vest in five equal annual installments beginning on the first anniversary of the date of the grant.

(3)	The base price is equal to the closing price of our common stock on the grant date.
Employment Contracts
As of December 31, 2009, we had employment agreements in effect with each of our named executive officers (Messrs. Bayless, Nickel, Dowell, Graf and Hopke) that provide that during the term of the respective agreement, the executive’s base salary will not be reduced and that the executive will remain eligible for participation in our executive compensation and benefit programs. The employment agreements with our executive officers provide for Mr. Bayless to serve as a member of the Board and as our President and Chief Executive Officer, Mr. Nickel to serve as a member of the Board and our Senior Executive Vice President and Chief Investment Officer, Mr. Dowell to serve as our Senior Executive Vice President and Chief Operating Officer, Mr. Graf to serve as our Executive Vice President-Chief Financial Officer and Mr. Hopke to serve as our Executive Vice President-Project Management and Construction.
The employment agreements provide for the following:
•	annual base salaries, subject in each case to increases in accordance with our normal executive compensation practices;

•	eligibility for annual cash bonus awards determined by the Compensation Committee or in the event that we have a formal annual bonus plan for other senior executives, the bonus will be determined in accordance with the terms of the bonus plan on the same basis as other senior executives (with appropriate adjustments due to title and salary); and

•	participation in other employee benefit plans applicable generally to our executives.
Additionally, we have entered into non-competition agreements with Messrs. Bayless, Nickel, Dowell, Graf and Hopke in which the executive agreed to comply with all obligations under the non-competition agreement and further agreed that the non-competition agreement will survive any termination of the respective employment agreement or the executive’s employment, or subsequent service relationship with us, if any.
In connection with Mr. Nickel’s resignation, his employment agreement was terminated effective November 5, 2009, he received payments and benefits described above under “Compensation Discussion and Analysis—Resignation of Named Executive Officer” and he is no longer entitled to receive any severance payments or benefits.
In March 2010, the employment agreements with Messrs. Bayless, Dowell, Graf and Hopke were amended, as described below under “Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to the market value as of December 31, 2009 of all unvested RSAs held by each named executive officer as of December 31, 2009.

	Stock Awards
	Number of Shares	Market Value of
	or Units of Stock	Shares or Units of
	That Have Not	Stock That Have
	Vested (1)	Not Vested
William C. Bayless, Jr.	62,949	$1,768,875
Brian B. Nickel	39,213	1,101,875
Greg A. Dowell	33,975	954,708
Jonathan A. Graf	23,748	667,310
James C. Hopke, Jr.	18,637	523,690

(1)	Vest in five equal annual installments beginning on the first anniversary of the date of the grant.
Awards Vested
The following table sets forth certain information with respect to RSAs vested during 2009.

	Stock Awards
	Number of Shares
	Acquired on		Value Realized
Name	Vesting		on Vesting
William C. Bayless, Jr.	11,397	(1)	$195,116
Brian B. Nickel	7,752	(2)	132,713
Greg A. Dowell	4,627	(3)	79,212
Jonathan A. Graf	2,414	(4)	41,322
James C. Hopke, Jr.	2,836	(5)	48,558

(1)	Of these shares, 3,015 shares were withheld to satisfy related tax liabilities.

(2)	Of these shares, 2,051 shares were withheld to satisfy related tax liabilities.

(3)	Of these shares, 1,224 shares were withheld to satisfy related tax liabilities.

(4)	Of these shares, 639 shares were withheld to satisfy related tax liabilities.

(5)	Of these shares, 750 shares were withheld to satisfy related tax liabilities.
Potential Payments Upon Termination or Change in Control
The following summarizes the compensation payable to each named executive officer under his employment agreement in the event of a termination of such executive’s employment.
Each employment agreement provides that the respective executive may terminate the agreement at any time by delivering written notice of termination to us at least 30 days prior to the effective date of such termination, in which case he will be entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time. Additionally, each employment agreement provides that he may terminate the agreement for “good reason,” which is defined in the employment agreement, in general, as any substantial change by us in the nature of his employment without his express written consent; the requirement that he be based at a location at least 50 miles further than from his current principal location of employment; our failure to obtain a satisfactory agreement from any successor to assume the terms of the employment agreement; and our breach of any material provision of the employment agreement.
The employment agreements provide that, if we terminate an executive’s employment without “cause” or the executive terminates his employment for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims:
•	a cash payment equal to 299% for Mr. Bayless, 200% for Messrs. Nickel and Dowell and 100% for Messrs. Graf and Hopke, in each case times the sum of his then-current annual base salary plus the average annual bonus paid or payable in respect of the last prior three years payable over the remaining term of his non-competition agreement;

•	his prorated annual bonus for the year in which the termination occurs;

•	health benefits for two years following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer; and

•	excise tax equalization payments.
The amounts set forth in the table below represent the compensation payable to each named executive officer under his respective employment agreement in the event of a termination of such executive’s employment. The amounts shown assume such termination was effective as of December 31, 2009 and therefore include amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s termination. As Mr. Nickel’s employment agreement ended on November 5, 2009 in connection with his resignation, no information is presented with respect to Mr. Nickel.

		Without Cause or
Name	Benefit	For Good Reason
William C. Bayless, Jr.	Severance payment	$2,870,400
	Bonus	225,000
	Health benefits	36,315
	Excise tax equalization payments	—

		$3,131,715

Greg A. Dowell	Severance payment	$1,333,334
	Bonus	172,500
	Health benefits	36,315
	Excise tax equalization payments	—

		$1,542,149

Jonathan A. Graf (1)	Severance payment	$531,667
	Bonus	130,000
	Health benefits	36,315
	Excise tax equalization payments	—

		$697,982

James C. Hopke, Jr.	Severance payment	$373,333
	Bonus	112,500
	Health benefits	36,315
	Excise tax equalization payments	—

		$522,148

(1)	Mr. Graf’s employment agreement was amended in March 2010 to provide, among other things, that if we terminate his employment without cause or Mr. Graf terminates his employment for good reason, he will be entitled to a cash payment equal to 200% times the sum of his then-current annual base salary plus the average annual bonus paid or payable in respect of the last prior three years payable over the remaining term of his non-competition agreement plus his prorated annual bonus for the year in which the termination occurs. The amounts set forth below represent the compensation payable to Mr. Graf under his amended employment agreement in the event of a termination of his employment effective as of December 31, 2009 assuming the amended employment agreement was effective as of such date.

Severance payment	$1,063,334
Bonus	130,000
Health benefits	36,315
Excise tax equalization payments	—

$1,229,649

In March 2010, the employment agreements with Messrs. Bayless, Dowell, Graf and Hopke were amended. Pursuant to the amendments, if we terminate an executive’s employment without cause or the executive terminates his employment for good reason, retirement, death or disability, all of the executive’s RSAs will vest. “Disability” is defined as any physical or mental disability or infirmity that prevents the performance of the Executive’s duties for a period of (i) six consecutive months or (ii) an aggregate of 12 months in any 24 consecutive month period. Any question as to the existence, extent or potentiality of an executive’s disability upon which we and the executive cannot agree will be determined by a qualified, independent physician selected by us and approved by the executive (which approval will not be unreasonably withheld), with the determination of any such physician being final and conclusive. “Retirement” is defined as a termination of employment other than for cause, disability or death, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of full years of the executive’s employment and other business relationships with us or our predecessors and (ii) the executive’s age on the date of termination; provided that (x) the executive’s employment by (or other business relationships with) us and any of our predecessors have continued for a period of at least 120 contiguous full months at the time of termination and, on the date of termination, the executive is at least 50 years old; (y) the executive gives at least six months’ prior written notice to us of his intention to retire; and (z) the noncompetition agreement remains in full force and effect and the executive enters into a general release of all claims in a form that is reasonably satisfactory to us. Under this formula, Messrs. Bayless, Dowell, Graf and Hopke will become eligible for retirement in 2014, 2018, 2020 and 2017, respectively.
The values of the RSAs for which vesting would accelerate for such a termination as of December 31, 2009, based on a closing price of $28.10 on December 31, 2009, are as follows: Mr. Bayless-$1,768,875, Mr. Dowell-$954,708, Mr. Graf-$667,310 and Mr. Hopke-$523,690.
Equity Compensation Plan
The following table summarizes information, as of December 31, 2009, relating to the 2004 Incentive Award Plan, our equity compensation plan, pursuant to which grants of options, RSAs and other rights to acquire common stock may be granted from time to time.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	855,440	$-0-	354,560
Equity compensation plans not approved by security holders	n/a	n/a	n/a

(1)	Consists of RSUs granted to non-employee Board of Director members, RSAs granted to executive officers and certain employees and common units of limited partnership interest in our operating partnership.

COMPENSATION OF DIRECTORS
During 2009, each non-employee director (other than the Chairman of the Board) received an annual fee of $27,500 for services as a director, payable quarterly. The Chairman of the Board received an annual fee of $60,000, payable quarterly, but is not entitled to receive any committee meeting fees.
During 2009, compensation to the members of the Board was as follows:
•	each chairman of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee received an annual fee of $24,000, $12,000 and $15,000, respectively, payable quarterly in advance;

•	each member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, other than the chairman of such committee and the Chairman of the Board, received an annual fee of $12,000, $6,000 and $6,000, respectively, payable quarterly in advance to cover attendance at eleven, five and six committee meetings, respectively, held during a calendar year and $1,000 per meeting attended in person by conference, telephone or similar communications equipment by such member in excess of such applicable number;

•	each non-employee member of the Executive Committee received $1,000 for each committee meeting attended in person by conference, telephone or similar communications equipment; and

•	each non-employee director other than the Chairman of the Board received $1,000 for each Board of Director meeting attended in person by conference, telephone or similar communications equipment.
Our 2004 Incentive Award Plan provides for formula grants of restricted stock units, or RSUs, to non-employee directors (other than the Chairman of the Board) on the date on which such non-employee director is initially appointed or re-elected to the Board of Directors of $41,500 of RSUs valued at 100% of the Fair Market Value (as defined in the 2004 Incentive Award Plan) of our common stock on the date of grant. The Chairman of the Board receives $51,500 of RSUs on the date on which he is re-elected to the Board of Directors valued at 100% of the Fair Market Value of our common stock on date of grant. On May 7, 2009, the date of our 2009 Annual Meeting, each member of the Board was re-elected to the Board of Directors and each non-employee director, other than the Chairman of the Board, received 1,902 RSUs, and the Chairman of the Board received 2,360 RSUs, valued at $21.82 per RSU, the Fair Market Value of our common stock on such date. These grants immediately vested and were settled in shares of our common stock and/or cash in lieu of the delivery of shares. A total of 45,632 RSUs have been issued, of which 5,376 are currently outstanding.
Members of the Board of Directors are also reimbursed for travel expenses incurred in connection with our business, including attendance at meetings of the Board and its committees.
The table below summarizes the compensation we paid to each non-employee director for 2009:

			All Other
	Fees Earned or	Stock Awards	Compensation
Name (1)	Paid in Cash	(2)	(3)	Total
R.D. Burck	$60,000	$51,500	$4,519	$116,019
G. Steven Dawson	61,500	41,500	4,519	107,519
Cydney C. Donnell	39,500	41,500	4,519	85,519
Edward Lowenthal	49,500	41,500	4,519	95,519
Joseph M. Macchione	32,500	41,500	—	74,000
Winston W. Walker	58,500	41,500	4,519	104,519

(1)	William C. Bayless, Jr., our President and Chief Executive Officer, and Brian B. Nickel, our Senior Executive Vice President and Chief Investment Officer, are not included in this table as they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Bayless and Nickel as employees is shown in the Summary Compensation Table on page 28.

(2)	Represents aggregate grant date fair value of awards at date of grant. Assumptions used in the calculation of these amounts are included in note 12 to our audited financial statements for the year ended December 31, 2009 included in our annual report on Form 10-K for the year ended December 31, 2009.

(3)	For RSUs granted prior to 2008, shares underlying RSUs granted to directors were settled on the third anniversary of the date of the grant and dividends accrued on the RSUs (without interest) equal to the cash dividends we paid on our common stock. The amounts in this column represent dividends accrued on RSUs granted on May 11, 2006 and paid in cash or stock at the discretion of the Compensation Committee on May 11, 2009, the third anniversary from the date of grant.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are not a party to any transaction with executive officers or directors that is required to be disclosed under Item 404(a) of Regulation S-K.

APPROVAL OF THE AMERICAN CAMPUS COMMUNITIES, INC. 2010 INCENTIVE AWARD PLAN
Since our IPO, we have had an incentive award plan in place to encourage high levels of performance by individuals who are key to our success and enable us to attract, motivate and retain talented and experienced individuals essential to our continued success. All of our employees are eligible to benefit from our incentive award plan. Participants in our existing plan include our directors, executive and other officers and key employees.
Our existing plan expires in July 2014. As of March 15, 2010, all but 183,110 shares had been granted under our existing plan. We need to put in place a new incentive award plan to ensure we can continue to attract, motivate and retain qualified personnel and to provide motivation for our employees and directors to continue to seek increasing share price appreciation and dividend income for our stockholders. We also need a plan which will continue to align the interests of our employees and directors with those of our stockholders. On March 23, 2010, our Board of Directors adopted the American Campus Communities, Inc. 2010 Incentive Award Plan, effective such date, and directed the plan be submitted to stockholders for their approval. Below is a summary of the material provisions of the new plan. A complete copy of the new plan is included as Annex A to this proxy statement.
Administration
The plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act and an “outside director” within the meaning of section 162(m) of the Internal Revenue Code. Subject to the provisions of the plan, the Compensation Committee determines the persons to whom grants are made and other terms and conditions of the grant. All determinations of the Compensation Committee are final and conclusive on all persons having an interest in the plan or in any award made under the plan.
Eligible Persons
Directors, directors of our affiliates, key employees and consultants may be selected by the Compensation Committee to receive an award under the plan.
Shares Subject to Grants
Under the plan, we may issue up to a total of 1,683,110 shares of common stock, which represents 1,500,000 shares plus 183,110 shares (which represents the number of shares available under our 2004 incentive award plan as of March 15, 2010). This number will be adjusted for stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in our capitalization. Stock issued under the plan may consist of authorized and unissued stock or previously issued shares of stock we reacquire in the open market or by private purchase. If any award expires, is forfeited or otherwise terminates, the shares of stock not acquired under such award will revert to and become available for issuance under the plan.
Awards
The plan provides for the grant of incentive stock options which qualify under section 422 of the Internal Revenue Code and nonqualified stock options, RSAs, RSUs, PIUs and other stock-based awards, as set forth in the plan.
Terms and Conditions of Option Grants
Option Grants. Options to purchase our common stock may be granted under the plan. The Compensation Committee may, in its discretion, designate whether an option is to be an incentive stock option or not to be treated as an incentive stock option for purposes of the plan and the Internal Revenue Code. The exercise price of nonqualified stock options and incentive stock options granted under the plan must be at least 85% and 100%, respectively, of the fair market value of our common stock on the date of grant. However, incentive stock options granted to optionees who own more than 10% of our outstanding common stock on the date of grant must have an exercise price that is at least 110% of fair market value of our common stock on the grant date. Incentive stock options granted under the plan will expire no later than ten years after the date of grant, or five years after the date of grant with respect to optionees who own more than 10% of our outstanding common stock on the grant date.
Option Exercise. Payment for shares of stock acquired pursuant to options granted under the plan will be made in full, upon exercise of the options (a) in cash or check, (b) by surrender to us of shares of stock which have either (1) have been held by the optionee for at least six months or (2) were acquired from a person other than us, (c) by a combination of (1) and (2), or (d) by any other means approved by the Compensation Committee.
Options will be exercisable at such time or times as determined by the Compensation Committee. The maximum term of options granted under the plan is ten years (or five years to the extent described above). Subject to adjustment, the aggregate number of share awards which may be granted to a participant during a calendar year under the plan will not exceed 750,000 shares.
Termination of Employment. In the event a participant’s employment terminates for any reason other than as a result of retirement, permanent disability, death or cause, the participant’s exercisable options will be exercisable by him or her only within three months after such termination. In the case of a participant’s retirement, permanent disability or death while entitled to exercise an option, the participant or, if applicable, the participant’s estate or beneficiary, will have the right to exercise the exercisable option at any time within one year from the date of retirement, permanent disability or death.
If a participant’s employment terminates as a result of cause, all unexercised options of such participant will terminate immediately upon such termination and such participant will have no right after such termination to exercise any unexercised option.
For purposes of the plan, “cause” means, in the absence of any employment agreement with us otherwise defining cause, (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services; (ii) a participant’s engagement in conduct that is materially injurious to us; (iii) a participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) involving dishonesty or which could reasonably be expected to have a material adverse impact on our reputation or business; (iv) public or consistent drunkenness by a participant or his or her illegal use of narcotics (or other restricted substances) which is, or could reasonably be expected to become, materially injurious to our reputation or business or which impairs, or could reasonably be expected to impair, the performance of a participant’s duties to us; or (v) willful failure by a participant to follow the lawful directions of a superior officer or the Board of Directors. In the event there is an employment or consulting agreement with a participant defining cause, “cause” will have the meaning provided in such agreement.
“Disability” means, in the absence of any employment agreement with a Participant otherwise defining disability, any physical disability or infirmity that prevents the performance of a participant’s duties for a period of (i) six consecutive months or (ii) an aggregate of 12 months in any 24 consecutive month period, as determined by the Compensation Committee in its good faith and sole discretion. In the event there is an employment or consulting agreement with a participant defining disability, “disability” will have the meaning provided in such agreement.
“Retirement” means a termination of service other than for cause, disability or death, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of full years of the participant’s employment and other business relationships with us and any of our predecessors and (ii) the participant’s age on the date of termination; provided that (x) the participant’s employment by (or other business relationships with) us and any of our predecessors have continued for a period of at least 120 contiguous full months at the time of termination and, on the date of termination, the participant is at least 50 years old; (y) in the case of termination of employment, the employee gives at least six months’ prior written notice to us of his or her intention to retire; and (z) in the case of termination of employment, the employee enters into a non-compete and non-solicitation agreement and a general release of all claims in a form that is reasonably satisfactory to us.

Terms and Conditions of RSAs
The compensation committee may award RSAs under the plan. Our policy generally is awards of RSAs made to officers are based on the officer’s actual current and past performance rather than projected future performance. In this way, we assure that RSAs are earned for performance, not merely the passage of time, and we create a valuable tool for retaining key employees. The Compensation Committee will grant to such participant a RSA with respect to common stock having a fair market value on the date of the grant equal to a specified amount determined by the Compensation Committee of the amount of the award, thereby further delaying payment of compensation for the officer and helping to assure the officer’s interest are aligned with our stockholders’ interests. All RSAs are subject to such restrictions, terms and conditions as the Compensation Committee may establish, and a participant may not encumber or dispose of any RSAs until the terms and conditions set by the Compensation Committee have been satisfied. The participant will not be entitled to vote shares covered by an unvested RSA.
Unless otherwise provided in the award agreement, upon a termination of employment or other service for any reason other than death, disability or retirement, all unvested RSAs will terminate and upon a termination on account of death, disability or retirement, all RSAs will become vested.
Terms and Conditions of RSUs
The compensation committee may award RSUs under the plan, subject to conditions and restrictions determined by the Compensation Committee. Our current policy generally is awards of RSUs are made to non-management directors and immediately vest and are settled in shares of our common stock and/or cash in lieu of the delivery of shares. RSUs are essentially the same as RSAs except that instead of actual shares, RSUs represent a promise to pay out shares at some future date. RSUs have a tax advantage over RSAs because the recipient is not taxed at the time of vesting (as with RSAs) but only when the shares are actually received.
Terms and Conditions of Profits Interest Units
PIUs are a special class of partnership interests in our operating partnership. Each PIU awarded will be deemed equivalent to an award of one share of our common stock under the plan, reducing availability for other equity awards on a one-for-one basis. PIUs, whether vested or not, will receive the same quarterly per unit distributions as common units of our operating partnership, which equal the per share distributions on our common stock. PIUs vest in accordance with each holder’s PIU vesting agreement.
Initially, PIUs will not have full parity with common units with respect to liquidating distributions. Under the terms of the PIUs, the operating partnership will revalue its assets upon the occurrence of certain “book-up events,” and any increase in valuation from the time of grant until such book-up event will be allocated first to the holders of PIUs to equalize the capital accounts of such holders with the capital accounts of common unit holders. These book-up events will occur upon a contribution of cash or property to the operating partnership, including contributions by us of the proceeds from future issuances of our securities, or upon certain distributions of cash or property by the operating partnership to one or more partners of the operating partnership. Upon equalization of the capital accounts of the holders of PIUs with the other holders of common units, the PIUs will achieve full parity with Common Units of the operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested PIUs will thereafter be automatically converted into an equal number of Common Units. No equalization will occur unless a revaluation of our assets following a book-up event results in an increase in the value of our assets from the date of grant. It is possible that equalization will not occur and the PIUs would therefore not achieve parity with respect to liquidating distributions. Until and unless such parity is reached, the value that may be realized for a given number of vested PIUs will likely be less than the value of an equal number of shares of our common stock.
Holders of the PIUs will be entitled to customary registration rights, including demand and piggyback registration rights, with respect to the shares of common stock that may be received by the PIU holders upon a conversion/exchange of the PIUs in accordance with the terms of the partnership agreement. In general, we will bear all fees, costs and expenses of such registrations, other than underwriting discounts and commissions.

Terms and Conditions of Other Awards
Under the plan, the Compensation Committee may grant any other cash, stock or stock-related awards that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock awards and stock bonuses, and may grant Stock or PIUs to eligible individuals in settlement of bonus awards under any bonus program or plan adopted by the Compensation Committee. Any such awards and any related agreements shall contain such terms and conditions as the Compensation Committee deems appropriate, which awards and agreements need not be identical.
Acceleration and Change in Control
Under the plan, upon an involuntary termination by us other than for cause or a voluntarily termination by an employee because of good reason, in each case within one year of a change in control, all options will become immediately exercisable with respect to all of the shares subject to such options, RSAs will become fully vested, RSUs will be settled as if the settlement date occurred immediately prior to such change in control, and all other awards will become fully vested and/or payable.
Other Key Provisions
The Board of Directors may amend, suspend or terminate the plan, but stockholder approval is required to alter specified provisions of the plan. In general, options and unvested RSAs are not transferable.
New Plan Benefits
Because the grant of awards under the plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock which will in the future be received by or allocated to any participant in the plan. Accordingly, in lieu of providing information regarding benefits that will be received under the plan, the following table provides information concerning the RSAs and RSUs granted to the following persons and groups for 2009: each named executive officer; all executive officers as a group; all directors who are not executive officers, as a group; and all employees who are not executive officers, as a group. The Compensation Committee did not grant any options to purchase common stock for 2009.

	Share Awards (1)
	Dollar
Name and Position	Value (2)	Number
William C. Bayless, Jr.	$700,000	33,128
President and Chief Executive Officer

Brian B. Nickel	$400,000	18,930
Senior Executive Vice President and Chief Investment Officer

Greg A. Dowell	$400,000	18,930
Senior Executive Vice President and Chief Operating Officer

Jonathan A. Graf	$325,000	15,381
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

James C. Hopke, Jr.	$200,000	9,465
Executive Vice President-Project Management and Construction

All executive officers, as a group	$2,100,000	99,383

All directors who are not executive officers, as a group	$259,000	11,870

All employees who are not executive officers, as a group	$3,323,000	157,266

(1)	Reflects RSA grants to executive officers and other employees under our 2004 incentive award plan, described in Compensation Discussion and Analysis under the heading “Long Term Compensation” and RSU grants to non-employee directors under our 2004 incentive award plan described in “Compensation of Directors.”

(2)	The value of share awards is based solely on the closing price of our common stock on the NYSE on the date of grant; as a result, no assumptions were used in the calculation of this value.
Tax Aspects Under the Plan
The following is a summary of the principal federal income tax consequences of certain transactions under the plan. It does not describe all federal tax consequences under the plan, nor does it describe state or local tax consequences.
Incentive Stock Options. No taxable income is generally realized by the participant upon the grant or exercise of an incentive stock option. If common stock issued to a participant pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.
If common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the common stock at exercise (or, if less, the amount realized on a sale of such common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Nonqualified Stock Options. No income is realized by the participant at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the participant in an amount equal to the difference between the option price and the fair market value of the common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the common stock has been held. Special rules will apply where all or a portion of the exercise price of the nonqualified stock option is paid by tendering common stock. Upon exercise, the participant will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
PIUs. The grant or vesting of PIUs is not expected to be a taxable transaction to recipients. Therefore, a recipient who wishes to hold incentive equity awards for the long term may be able to do so more efficiently with PIUs and ultimately enjoy a greater after-tax return when disposing of them. Conversely, we will not receive any tax deduction for compensation expense from the grant of PIUs.
Other Awards. We generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under section 162(m) of the Internal Revenue Code, our deduction for certain awards under the plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of section 162(m) of the Internal Revenue Code). The plan is structured to allow certain awards to qualify as performance-based compensation.
Recent Stock Price
Based solely the closing price of our common stock as reported by the NYSE on March 15, 2010 of $27.40, the maximum aggregate market value of the 1,683,110 shares of common stock that could potentially be issued under the plan is $46,117,214.
Required Vote
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting.
The Board of Directors recommends you vote FOR the adoption of the American Campus Communities 2010 Incentive Award Plan.

AUDIT COMMITTEE INFORMATION
Report of the Audit Committee
The Audit Committee, on behalf of the Board of Directors, serves as an independent and objective party to monitor our financial reporting process and internal control system, and to review and appraise the audit efforts of our independent auditors. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter (as amended and restated in March 2010), which is available on the investor relations section of our website at www.AmericanCampus.com.
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in our Annual Report, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed our earnings releases with management.
During 2009, the Audit Committee met with management and our independent auditors and internal auditor periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee also discussed with management and our independent auditors and internal auditor the process used for certifications by our chief executive officer and chief financial officer that are required for certain of our filings with the Securities and Exchange Commission.
Ernst & Young LLP, our independent auditors, is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence from management and us and considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets at least quarterly with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also meets with management and the independent auditors prior to the filing of the quarterly reports on Form 10-Q with the SEC and release to the public of its quarterly and year-end financial results to, among other things, review and discuss such filings, review any related financial statements and related variances, review significant accounting policies and discuss any significant accounting treatments applied during the period.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.
This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.
This Audit Committee report is given by the following members of the Audit Committee:
G. Steven Dawson, Chairman
R.D. Burck
Winston W. Walker

Independent Auditor Fees
The following summarizes the approximate aggregate fees billed to American Campus Communities for the fiscal years ended December 31, 2009 and 2008 by our principal accounting firm, Ernst & Young LLP:

	Total Approximate Fees
Types of Services (1)	2009	2008
Audit Fees (2)	$849,000	$1,000,000
Audit-Related Fees (3)	—	268,072
Tax Fees	—	—

Total	$849,000	$1,268,072

(1)	All such services were preapproved by the Audit Committee.

(2)	Fees for audit services billed in 2009 and 2008 included the following: (i) audit of our annual financial statements; (ii) reviews of quarterly financial statements; (iii) audit of internal control over financial reporting; and (iv) services related to SEC matters, including review of registration statements filed and related issuances of comfort letters, consents and other services.

(3)	Fees for audit-related services billed in 2008 included financial accounting and reporting consultations, audits of certain subsidiaries and analysis of GMH Communities Trust financial statements and internal controls.
In considering the nature of the services provided by Ernst & Young LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with representatives of Ernst & Young LLP and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.
The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to us by the independent auditors. These provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to us by the independent auditors.
The independent auditors provide the Audit Committee with a list describing the services expected to be performed by the independent auditor. Any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized the committee’s Chairman to approve the provision by our independent auditors of up to $50,000 per occurrence of non-audit services not prohibited by law. Each decision made by the Audit Committee Chairman will be reported to the full Audit Committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. The Audit Committee believes that providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting us to receive immediate assistance from the independent auditor when time is of the essence.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the Selection of the Independent Auditors
The audit committee has reappointed Ernst & Young LLP as our independent auditors for 2010.
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting.
The Audit Committee, which has the sole authority to retain our independent auditors, recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2010.
STOCKHOLDER PROPOSALS
We must receive any stockholder proposal intended for inclusion in the proxy materials for the Annual Meeting to be held in 2011 no later than December 31, 2010. A stockholder may also nominate directors before the next Annual Meeting by submitting the nomination as described under “Board of Directors — Consideration of Director Nominees.” We did not receive any formal proposals during 2009 from stockholders.
2009 ANNUAL REPORT
Our Annual Report to Stockholders is being mailed to stockholders along with this Proxy Statement. The Annual Report and the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, are on our website at www.AmericanCampus.com and available without charge to stockholders upon writing to our corporate secretary. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.
By Order of the Board of Directors,
JONATHAN A. GRAF
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary
Austin, Texas
March 23, 2010

ANNEX A
AMERICAN CAMPUS COMMUNITIES, INC.

2010 INCENTIVE AWARD PLAN
Section 1. Purpose.
      The Plan is intended as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain directors and employees of the Company or its Affiliates, participating in the Plan. The Plan is designed to grant such directors and employees the opportunity to share in the Company’s long-term success through stock ownership and to afford them the opportunity for additional compensation related to the value of Stock of the Company. It is intended that certain options granted under this Plan may qualify as “incentive stock options” under Section 422 of the Code.
Section 2. Definitions.
     (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
     (b) “Annual Director Amount” means an amount determined by the Committee from time to time.
     (c) “Award” means any right granted under the Plan, including any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, PIU or other Stock-based award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Business Combination” means any (i) sale of all or substantially all of the assets of the Company on a consolidated basis to one or more unrelated persons or entities, or (ii) sale or other transfer of all or substantially all of the Stock to one or more unrelated persons or entities (including by way of a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity).
     (f) “Cause” means, in the absence of any employment agreement between a Participant and the Company or its Affiliates otherwise defining Cause, (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services; (ii) a Participant’s engagement in conduct that is materially injurious to the Company or an Affiliate; (iii) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) involving dishonesty or which could reasonably be expected to have a material adverse impact on the Company’s or an Affiliate’s reputation or business; (iv) public or consistent drunkenness by a Participant or his or her illegal use of narcotics (or other restricted substances) which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of a Participant’s duties to the Company or an Affiliate; or (v) willful failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment or consulting agreement between a Participant and the Company defining Cause, “Cause” shall have the meaning provided in such agreement.
     (g) “Change in Control” means:
     (i) The acquisition by a person, or persons acting as a group (other than the Company or any employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities which, together with beneficial ownership held by such person or group, represents more than 50% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change in Control hereunder if a majority of the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity;
     (ii) The date a majority of members of the Board of is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election ; or
     (iii) Consummation of a Business Combination if, following any such Business Combination, any one person, or more than one person acting as a group, (A) acquires ownership of Stock that, together with Stock previously held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Stock, or (B) acquires assets from the Company that have a total gross fair market value equal to or greater than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.
     It is the intent of the Company that, in the event of any ambiguity, the foregoing definition be interpreted in a manner that is consistent with the definition of “Change in Ownership or Effective Control” under the regulations promulgated under Section 409A of the Code.
     (h) “Code” means the Internal Revenue Code of 1986, as amended.
     (i) “Committee” means the Board or such other committee of at least two persons as the Board may appoint to administer the Plan; provided, however, that each member of the Committee shall, if practicable, be a “nonemployee director” within the meaning of the rules promulgated under Section 16(b) of the Exchange Act and an “outside director” within the meaning of U.S. Treas. Regs. §1.162-27(e)(3).
     (j) “Company” means American Campus Communities, Inc., a Maryland corporation.
     (k) “Consultant” means any consultant or advisor to the Board, the Company or its Affiliates.
     (l) “Director” means any non-employee director of the Board or any non-employee director of a board of directors of an Affiliate.
     (m) “Disability” means, in the absence of any employment agreement between a Participant and the Company or its Affiliates otherwise defining Disability, any physical disability or infirmity that prevents the performance of a Participant’s duties for a period of (i) six consecutive months or (ii) an aggregate of 12 months in any 24 consecutive month period, as determined by the Committee in its good faith and sole discretion. In the event there is an employment or consulting agreement between a Participant and the Company defining Disability, “Disability” shall have the meaning provided in such agreement.
     (n) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.
     (o) “Dividend Equivalents” shall have the meaning set forth in Section 8(b) hereof.
     (p) “Eligible Persons” means any Employee, Director or Consultant.
     (q) “Employee” means any person employed by the Company or an Affiliate.
     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (s) “Expiration Date” means the date upon which the term of an Option, as determined under Section 6(a)(i) hereof, expires.

     (t) “Fair Market Value” means (i) if the Stock is listed on a national securities exchange, the average between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis, in accordance with Section 409A of the Code. The Board’s determination of Fair Market Value (or the determination of the Committee if so delegated by the Board) shall be conclusive and binding on all persons.
     (u) “Good Reason” means, in the absence of any employment agreement between a Participant and the Company or its Affiliates otherwise defining Good Reason, without the Participant’s consent, (i) a decrease in the total amount of the Participant’s base salary below the level in effect on the date of consummation of the Change in Control, (ii) any material diminution or change in the nature or scope of the Participant’s functions, duties, position, responsibilities, or reporting relationships, or (iii) the relocation of the Participant’s principal office location more than 50 miles from its current location In the event there is an employment or consulting agreement between a Participant and the Company defining Cause, “Good Reason” shall have the meaning provided in such agreement.
     (v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (w) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (x) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.
     (y) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.
     (z) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
     (aa) “Profits Interest Units” or “PIUs” shall have the meaning set forth in the limited partnership agreement, as amended, of American Campus Communities Operating Partnership LP.
     (bb) “Plan” means the American Campus Communities, Inc. 2010 Incentive Award Plan.
     (cc) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 7 hereof.
     (dd) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.
     (ee) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock on the Settlement Date.
     (ff) “Restricted Stock Unit Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit grant.
     (gg) “Retirement” means a Termination of Service other than for Cause, Disability or death, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of full years of the

Participant’s employment and other business relationships with the Company and any predecessor of the Company and (ii) the Participant’s age on the date of termination; provided that (x) the Participant’s employment by (or other business relationships with) the Company and any predecessor of the Company have continued for a period of at least 120 contiguous full months at the time of termination and, on the date of termination, the Participant is at least 50 years old; (y) in the case of termination of employment, the employee gives at least six months’ prior written notice to the Company of his or her intention to retire; and (z) in the case of termination of employment, the employee enters into a Noncompete Agreement (as defined below) and a general release of all claims in a form that is reasonably satisfactory to the Company.
     As used in the foregoing sentence, “Noncompete Agreement” shall mean a written agreement between the employee and the Company providing that, for a period of at least 12 months following the employee’s termination of employment with the Company (the “Restricted Period”), (a) in any jurisdiction in which the Company is engaged in business during the Restricted Period, the employee shall not, directly or indirectly (i) engage in Competitive Activities (as defined below), whether individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity, or (ii) own interests in student housing properties that are competitive, directly or indirectly, with any business carried on by the Company, its successors, or its Affiliates (provided that this shall not preclude the employee from engaging in Competitive Activities for or on behalf of a non-profit entity or governmental subsidiary, agency, authority or similar entity in a single jurisdiction), provided that, notwithstanding the foregoing, the employee may, directly or indirectly, own, solely as an investment, securities of any entity engaged in Competitive Activities which are publicly traded on a national or regional stock exchange or on the over-the-counter market; provided that the employee is not a controlling person of, or member of a group which controls, such entity and does not, directly or indirectly, own 2% or more of any class of securities of any such entity; and (b) the employee shall not, directly or indirectly, for his or her own account or for the account of any other individual or entity, nor shall he or she assist any person or entity to (1) encourage, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, as agent of, or a service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company, or (2) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its Affiliates, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company. “Competitive Activities,” for purposes of this section, shall mean any business activities involving the development, acquisition or management of facilities whose primary function and purpose is student housing and/or the provision of third party student housing services to providers of student housing. In the event there is an employment or consulting agreement between a Participant and the Company defining a Noncompete Agreement, “Noncompete Agreement” shall have the meaning provided in such agreement and Competitive Activities shall have the meaning provided in such Noncompete Agreement.
     (hh) “Securities Act” means the Securities Act of 1933, as amended.
     (ii) “Settlement Date” shall have the meaning set forth in Section 8(d) hereof.
     (jj) “Stock” means the common stock of the Company, par value $.01 per share.
     (kk) “Termination of Service” means, (i) with respect to an Employee, the termination of employment with the Company or its Affiliates, (ii) with respect to a Director, the termination of service as member of the Board, or (iii) with respect to a Consultant, the termination of service to the Board, the Company or its Affiliates. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. Furthermore, a Participant’s service with the Company and all Affiliates shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s right to return to service is guaranteed by statute or contract or the Participant’s extended leave of absence is approved by the Committee. The Participant’s service shall be deemed to have terminated in the event the entity for which the Participant performs service ceases to be an Affiliate (or any successor). Subject to the foregoing, the Committee, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

Section 3. Administration.
     (a) General. The Plan shall be administered by the Committee.
     (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:
     (i) To determine from time to time which of the Eligible Persons shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Award shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to an Award, and the number of shares of Stock with respect to which an Award shall be granted to each such person;
     (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration;
     (iii) To amend the Plan or an Award as provided in Section 19; and
     (iv) To exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
     (c) Delegation of Authority. The Committee may delegate to one or more of its members, agents or to officers or managers of the Company, such administrative duties under this Section 3 as it may deem advisable.
     (d) Committee Determinations. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
Section 4. Stock Subject to the Plan.
     (a) Share Reserve. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 1,500,000 shares, plus (ii) a number of shares equal to the number of shares available under the Company’s 2004 Incentive Award Plan as of the Effective Date, subject to adjustment as provided in Section 11. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan or awards under the Company’s 2004 Incentive Award Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares of Stock shall not be added to the shares authorized for grant under the Plan: (1) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (2) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof. Grants made in the form of PIUs will reduce the number of shares of Stock available for grant on a one-for-one basis.
     (b) Source. The stock to be granted or optioned under the Plan shall be shares of authorized but unissued Stock or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.
     (c) Reversion of Shares. If any Award shall for any reason expire, be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.
     (d) Code Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Stock, no Employee shall be eligible to be granted Options covering more than 750,000 shares of Stock during any calendar year.

Section 5. Eligibility.
     (a) General. Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Except in the case of Incentive Stock Options, Awards may be granted to Employees, Directors and Consultants.
     (b) Incentive Stock Option Limitation. Incentive Stock Options may be granted only to Employees.
Section 6. Options.
     (a) General. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, unless otherwise determined by the Committee, a separate certificate or certificates will be issued for shares of Stock purchased on exercise of each type of Option. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical, and, except as otherwise provided by the Committee in the Option Agreement, each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (i) Term. Subject to Section 6(b) hereof in the case of Incentive Stock Options, the term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of 10 years from the date it was granted.
     (ii) Exercise Price. Subject to Section 6(b) hereof in the case of Incentive Stock Options, the exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value per share as of the date of grant.
     (iii) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (A) in immediately available funds in United States dollars, by certified or bank cashier’s check, (B) by surrender to the Company of shares of Stock which have either (1) have been held by the Participant for at least six months, or (2) were acquired from a person other than the Company, (C) by a combination of (1) and (2), or (D) by any other means approved by the Committee.
     (iv) Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates contained herein or otherwise set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Affiliates and all vesting shall cease upon a Participant’s termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.
     (v) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option. Notwithstanding the foregoing, a Nonqualified Stock Option shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.
     (vi) Termination of Service. Except as may otherwise be provided by the Committee in the Option Agreement:

     (A) If, prior to the Expiration Date, the Participant experiences a Termination of Service for any reason other than for Cause or on account of death, Disability or Retirement, (1) all vesting with respect to the Nonqualified Stock Options shall cease, (2) any unvested Nonqualified Stock Options shall expire as of the date of such termination, and (3) any vested Nonqualified Stock Options shall remain exercisable until the earlier of the Expiration Date or the date that is three months after the date of the Termination of Service. In the case of a Participant’s Termination of Service on account of death, Disability or Retirement, while entitled to exercise a Nonqualified Stock Option, the Participant or, if applicable, the Participant’s estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subparagraph (i) above, to exercise the Nonqualified Stock Option at any time within one year from the date of the Participant’s Termination of Service.
     (B) If, prior to the Expiration Date, the Participant experiences a Termination of Service for any reason other than for Cause or on account of death or Disability, (1) all vesting with respect to the Incentive Stock Options shall cease, (2) any unvested Incentive Stock Options shall expire as of the date of such termination, and (3) any vested Incentive Stock Options shall remain exercisable until the earlier of the Expiration Date or the date that is three months after the date of the Termination of Service. In the case of a Participant’s Termination of Service on account of death or Disability, while entitled to exercise an Incentive Stock Option, the Participant or, if applicable, the Participant’s estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subparagraph (i) above, to exercise the Incentive Stock Option at any time within one year from the date of the Participant’s Termination of Service.
     (C) If, prior to the Expiration Date, the Participant experiences a Termination of Service for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.
     (b) Special Provisions Applicable to Incentive Stock Options.
     (i) Exercise Price of Incentive Stock Options. Subject to the provisions of subsection (ii) hereof, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.
     (ii) 10% Shareholders. No Incentive Stock Option may be granted to an Employee who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (A) has an exercise price of at least 110% of the Fair Market Value on the date of the grant of such option; and (B) cannot be exercised more than five years after the date it is granted.
     (iii) $100,000 Limitation. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
     (iv) Disqualifying Dispositions. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.
Section 7. Restricted Stock.
     (a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 7(b), except as otherwise in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock.
     (b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.
     (c) Voting of Restricted Stock Awards. After a Restricted Stock Award has been granted, but for which shares covered by such Restricted Stock Award have not yet vested, the Participant shall not be entitled to vote such shares.
     (d) Certificates. Stock certificates for Restricted Stock shall be registered in the name of the Participant but shall be appropriately legended and returned to the Company by the Participant, together with a stock power, endorsed in blank by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.
     (e) Legends. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the following form until the end of the applicable restricted period with respect to such Stock:
     “Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of                     , between American Campus Communities, Inc. and                     . A copy of such Agreement is on file at the offices of American Campus Communities, Inc.”
     Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.
     (f) Termination of Service. Unless otherwise determined by the Committee and reflected in the Restricted Stock Agreement:
     (i) If the Participant experiences a Termination of Service for any reason other than on account of death, Disability or Retirement, the Participant’s unvested Restricted Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock Awards shall become null and void.
     (ii) If the Participant experiences a Termination of Service on account of death, Disability or Retirement, the Participant’s Restricted Stock Awards shall become 100% vested.
Section 8. Restricted Stock Units.
     (a) General. Restricted Stock Units granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit grant is made, and the Company will not be required to set aside a fund for the payment of any such Award; provided, however, that for purposes of Section 4(a) hereof, a share of Stock shall be deemed awarded at the time of grant.
     (b) Dividend Equivalents. Recipients of Restricted Stock Units may, in the sole discretion of the Committee, be entitled to an amount equal to the cash dividends paid by the Company upon one share of Stock for each Restricted Stock Unit then credited to such recipient’s account (“Dividend Equivalents”). To the extent a

Participant receiving Restricted Stock Units is entitled to Dividend Equivalents, the Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, such Participant the Dividend Equivalents. This determination shall be made by the Committee as of the date of grant and irrevocably reflected within the terms of the applicable Restricted Stock Unit Agreement in a manner that is consistent with the requirements of Section 409A of the Code. In the event the Restricted Stock Unit Agreement does not specify the crediting and payment of Dividend Equivalents, any Dividend Equivalents shall be distributed to the Participant in a single cash payment within 90 days of the date on which such dividends are paid by the Company. A Participant’s Restricted Stock Unit Agreement may provide that Dividends Equivalents shall be subject to forfeiture to the same degree as the shares of Restricted Stock Units to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on Dividend Equivalents credited to a recipient’s account. The Committee may, in its sole discretion, determine whether to cause Dividend Equivalents credited to the account of a Participant to be replaced, from time to time, by an award of additional Restricted Stock Units of equal value. The Committee may, in its sole discretion, establish a procedure for the automatic replacement of Dividend Equivalents which have been so credited with Restricted Stock Units. The Committee shall specify such terms and conditions as shall apply to Dividend Equivalents (if any) in the Restricted Stock Unit Agreement.
     (c) Conditions of Grant. Restricted Stock Units awarded to any eligible individual shall be subject to (i) forfeiture until the expiration of the restricted period, to the extent provided in the Restricted Stock Unit Agreement, and to the extent such Awards are forfeited, all rights of the recipient to such Awards shall terminate without further obligation on the part of the Company, and (ii) such other terms and conditions as may be set forth in the applicable Award agreement. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Unit Award, such action is appropriate.
     (d) Settlement of Restricted Stock Units. Upon a date or dates on or following the expiration of the restricted period, as may be set forth in a Participant’s Restricted Stock Unit Agreement, as shall be determined by the Committee (the “Settlement Date”), unless earlier forfeited, the Company shall settle the Restricted Stock Unit by delivering (i) a number of shares of Stock equal to the number of Restricted Stock Units then vested and not otherwise forfeited, and (ii) if applicable, a number of shares of Stock having a value equal to any unpaid Dividend Equivalents accrued with respect to the Restricted Stock Units. The Settlement Date(s) that are applicable to a Participant’s Award shall be determined by the Committee as of the date of grant and irrevocably reflected within the terms of the applicable Restricted Stock Unit Agreement in a manner that is consistent with the requirements of Section 409A of the Code. In the event the Restricted Stock Unit Agreement does not specify the manner in which a Restricted Stock Unit Award will be settled, the certificates evidencing the shares of Stock payable under a Restricted Stock Unit will be issued within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of shares qualifies for the short term deferral exception under Section 409A of the Code. The Company may, in the Committee’s sole discretion, settle a Restricted Stock Unit Award in cash in lieu of the delivery of shares of Stock or partially in cash and partially in shares of Stock. A settlement in cash shall be based on the value of the shares of Stock otherwise to be delivered on the Settlement Date.
     (e) Creditor’s Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.
     (f) Automatic Grants of Restricted Stock Units to Directors.
     (i) Initial Grants. Each Director who is initially appointed or elected as such shall be automatically granted, without further action by the Board or the Committee, a number of Restricted Stock Units equal to the Annual Director Amount then in effect divided by the Fair Market Value per share of Stock on the date of grant.
     (ii) Annual Grants. Thereafter, during the term of the Plan and provided he or she is reelected as a Director, on the date of each of the Company’s Annual Meeting of Stockholders, each Director shall be automatically granted without further action by the Board or the Committee a number of shares of Restricted Stock equal to the Annual Director Amount divided by the Fair Market Value per share of the Stock on the date of grant.
     (iii) Terms and Conditions of Grant. Restricted Stock Units granted to Directors pursuant to this subsection (e) shall (A) have a Settlement Date on the date of grant of such Restricted Stock Units, and (B) be entitled to Dividend Equivalents, which shall be paid upon the Settlement Date.
     (g) Termination of Service. Unless otherwise determined by the Committee and reflected in the Restricted Stock Unit Agreement:
     (i) If the Participant experiences a Termination of Service for any reason other than on account of death, Disability or Retirement, the Participant’s unvested Restricted Stock Unit Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock Unit Awards shall become null and void.
     (ii) If the Participant experiences a Termination of Service on account of death, Disability or Retirement, the Participant’s Restricted Stock Unit Awards shall become 100% vested.
Section 9. Profits Interest Units.
     (a) General. PIUs granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each PIU grant shall be evidenced by an Award agreement. For purposes of Section 4(a) hereof, one share of Stock shall be deemed awarded at the time of grant for each PIU granted.
     (b) Conditions of Grant. PIUs awarded to any eligible individual shall be subject to (i) forfeiture until the expiration of the restricted period, to the extent provided in the Award agreement, and to the extent such Awards are forfeited, all rights of the recipient to such Awards shall terminate without further obligation on the part of the Company, and (ii) such other terms and conditions as may be set forth in the applicable Award agreement. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the PIUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the PIU Award, such action is appropriate.
Section 10. Other Stock-Based Awards.
     The Committee may grant any other cash, stock or stock-related Awards to any Eligible Person under this Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock awards and Stock bonuses, and may grant Stock or PIUs to eligible individuals in settlement of bonus awards under any bonus program or plan adopted by the Committee. Any such Awards and any related agreements shall contain such terms and conditions as the Committee deems appropriate, which Awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.
Section 11. Adjustment for Recapitalization, Merger, Etc.
     (a) Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards granted hereunder, the number of shares of Stock covered by each outstanding Award, the maximum number of shares of Stock with respect to which any one person may be granted Options in any calendar year, and the price per share thereof in each such Award may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment shall be conclusively determined by the Committee.
     (b) Change in Control. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, upon the occurrence of a Change in Control, in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion:
     (i) cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that if stockholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of an Option or other Award with an exercise price or similar provision shall equal the excess, if any, of the value of the consideration being paid for each share of Stock in such transaction over the Exercise Price of such Option or other Award shall conclusively be deemed valid);
     (ii) substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for shares of Stock subject to outstanding Awards;
     (iii) arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate or division or by the entity that controls such Affiliate or division following the transaction (as well as any corresponding adjustments to Awards that remain outstanding based upon Company securities); and
     (iv) after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options. Such termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.
     No such adjustments may, however, materially change the value of benefits available to a Participant under an outstanding Award.
     (c) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.
     (d) Code Section 409A Provisions with Respect to Adjustments. Notwithstanding the foregoing, (i) any adjustments made pursuant to this Section 11 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code unless the Participant consents otherwise, (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code unless the Participant consents otherwise, and (iii) the Committee shall not have the authority to make any adjustments under this Section 11 to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.
Section 12. Change in Control.
     Except as otherwise determined by the Committee, in its discretion, at the time of grant and reflected in a particular Award agreement, in the event of a Change in Control, Options shall become immediately exercisable with respect to 100% of the shares subject to such Options, shares of Restricted Stock become 100% vested, Restricted Stock Units shall be settled as if the Settlement Date occurred immediately prior to such Change in Control, and all other Awards shall become fully vested and/or payable to the fullest extent of any Award or portion thereof that has not then expired and any restrictions with respect thereto shall expire. Notwithstanding the foregoing, upon the occurrence of any of the following events with respect to an Employee within one year of a Change in Control: (i) involuntary Termination of Service of the Employee other than for Cause or (ii) voluntarily Termination of Service of the Employee because of Good Reason, Options shall become immediately exercisable with respect to 100% of the shares subject to such Options, shares of Restricted Stock become 100% vested, Restricted Stock Units shall be settled as if the Settlement Date occurred immediately prior to such Change in Control, and all other Awards shall become fully vested and/or payable to the fullest extent of any Award or portion thereof that has not then expired and any restrictions with respect thereto shall expire. The Committee shall have full authority and discretion to interpret this Section 12 and to implement any course of action with respect to any Award so as to satisfy the intent of this provision.
Section 13. Use of Proceeds.
     The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
Section 14. Rights and Privileges as a Stockholder.
     Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.
Section 15. Employment or Service Rights.
     No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.
Section 16. Compliance With Laws.
     (a) The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise of Options. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
     (b) Notwithstanding anything contained in the Plan to the contrary, no Participant will be permitted to acquire, or have any rights to acquire, shares of stock if such acquisition would be prohibited by the Stock ownership limits contained in the Company’s Charter.
Section 17. Market Standoff Agreement.
     As a condition of receiving any Award hereunder, the Participant agrees that in connection with any registration of the Stock and upon the request of the Committee or the underwriters managing any public offering of the Stock, the Participant will not sell or otherwise dispose of any Stock without prior written consent of the

Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally.
Section 18. Withholding Obligations.
     As a condition to the exercise or vesting, as applicable, of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award. For purposes of this Section 18, the term “Company” shall be deemed to mean any Affiliate that may have a tax withholding obligation due to its relationship with a Participant.
Section 19. Amendment of the Plan or Awards.
     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without further stockholder approval the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, except as contemplated by Section 11 hereof, or which would otherwise violate the shareholder approval requirements of the national securities exchange on which the Stock is listed or Nasdaq, as applicable.
     (b) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.
     (c) Amendment of Stock Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.
Section 20. Termination or Suspension of the Plan.
     The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
Section 21. Effective Date of the Plan.
     The Plan is effective as of March 23, 2010, the date upon which the Board approved the Plan.
Section 22. Miscellaneous.
     (a) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (b) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
     (c) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Texas without reference to the principles of conflicts of laws thereof.
     (d) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
     (e) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.
     (f) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
     (g) Prohibition on Deferred Compensation. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise, and this Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Stock pursuant thereto, shall be set forth in the applicable Award agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any provision herein to the contrary, any Award issued under this Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Section 409A(d)(1) of the Code and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Stock pursuant thereto.

AMERICAN CAMPUS COMMUNITIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 6, 2010
10:00 a.m. Central Time
805 Las Cimas Parkway
Suite 400
Austin, TX 78746
Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of Shareholders
The Proxy Statement and the 2009 Annual Report to Stockholders are available at:
http://www.AmericanCampus.com/Investors/Proxy

American Campus Communities, Inc. 805 Las Cimas Parkway, Suite 400 Austin, TX 78746	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 6, 2010.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
The undersigned hereby appoints William C. Bayless Jr., Greg A. Dowell and Jonathan A. Graf, or any of them, proxies of the undersigned, with full powers of substitution, to represent the undersigned and to vote all shares of Common Stock of American Campus Communities, Inc. held of record by the undersigned as of the close of business on March 15, 2010, on behalf of the undersigned at the Annual Meeting of Stockholders to be held on May 6, 2010 at 10:00 a.m., Central Time, at our corporate office located at 805 Las Cimas Parkway, Suite 400, Austin, Texas or at any adjournment or postponement thereof.
THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT IF NOT DIRECTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” APPROVAL OF THE AMERICAN CAMPUS COMMUNITIES, INC. 2010 INCENTIVE AWARD PLAN AND “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR 2010 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Address Change/Comments
(Mark the corresponding box on the reverse side)
See reverse for voting instructions.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Directors for a	01 William C. Bayless, Jr.	05 Edward Lowenthal	☐	Vote FOR all	☐	Vote
	one-year term expiring at	02 R.D. Burck	06 Joseph M. Macchione		nominees		WITHHELD
	the 2011 Annual Meeting of	03 G. Steven Dawson	07 Winston W. Walker		(except as		from all
	Stockholders	04 Cydney C. Donnell			marked)		nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the American Campus Communities, Inc. 2010 Incentive Award Plan	☐	For	☐	Against	☐	Abstain

3.	Ratification of Ernst & Young as our independent auditors for 2010	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Changes or Comments? Mark box, sign, and indicate changes below.	☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.